Filed Pursuant to Rule 424(b)(5)
Registration No. 333-124043

The information in this prospectus supplement is not complete and may be changed. The prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated September 19, 2006

Prospectus Supplement
(To Prospectus dated May 12, 2005)

$

% Fixed-to-Floating Rate Capital Efficient Notes (“CENts”)
Interest is payable semi-annually, beginning March      , 2007

The CENts will bear interest on their principal amount from the date they are issued to but excluding September      , 2011 at the annual rate of      %, payable semi-annually in arrears on each March      and September      , beginning March      , 2007, and from and including September      , 2011 to but excluding September      , 2036, the “scheduled maturity date”, at an annual rate equal to three-month LIBOR plus      %, payable quarterly in arrears on each March      , June      , September      and December      . We have the right, on one or more occasions, to defer the payment of interest on the CENts for one or more consecutive interest periods that do not exceed 5 years without being subject to our obligations under the alternative payment mechanism described in this prospectus supplement and for one or more consecutive interest periods that do not exceed a total of 10 years without giving rise to an event of default. Deferred interest may be cancelled in certain limited circumstances, and in the event of our bankruptcy, holders will have a limited claim for deferred interest.

The principal amount of the CENts will become due on the scheduled maturity date only to the extent that we have received proceeds from the sale of certain qualifying capital securities during a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. We will use our commercially reasonable efforts, subject to certain market disruption events, to sell enough qualifying capital securities to permit repayment of the CENts in full on the scheduled maturity date. If any amount is not paid on the scheduled maturity date, it will remain outstanding and bear interest at a floating rate payable monthly in arrears and we will continue to use our commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the CENts in full. On September      , 2061, we must pay any remaining principal and interest on the CENts in full whether or not we have sold qualifying capital securities.

We may redeem the CENts (i) in whole or in part, at any time on or after September      , 2011 at their principal amount plus accrued and unpaid interest to the date of redemption, provided in the case of a redemption in part that the principal amount outstanding after such redemption is at least $          , or (ii) in whole, but not in part, prior to September      , 2011, within 90 days after certain events involving taxation at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, the make-whole redemption price as set forth herein.

The CENts will be subordinated to all existing and future senior, subordinated and junior subordinated debt of Nelnet, Inc., except for any future debt that by its terms is not superior in right of payment, and will be effectively subordinated to all liabilities of our subsidiaries.

See “Risk Factors” beginning on page S-5 for a discussion of certain risks that you should consider in connection with an investment in the CENts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

		Underwriting	Proceeds to
	Price to Public	Commissions	Nelnet, Inc.

Per CENt	$ (1)	$	$
Total	$ (1)	$	$

(1) Your purchase price will also include any interest accrued on the CENts since September      , 2006, if any.

We expect to deliver the CENts to investors through the book-entry facilities of The Depository Trust Company and its direct participants, including Euroclear and Clearstream, on or about September      , 2006.

Joint Bookrunners
JPMorgan	Citigroup	Lehman Brothers
Sole Structuring Advisor

Co-Manager
Banc of America Securities LLC

September      , 2006

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters are making or will make an offer to sell the CENts in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of such documents, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the notes.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement contains the terms of this offering of CENts. This prospectus supplement may add, update or change information contained or incorporated by reference in the accompanying prospectus. In addition, the information incorporated by reference in this prospectus supplement and the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus (or any information incorporated by reference herein and therein), this prospectus supplement will apply and will supersede such information in the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

S-iii

Summary

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections and our consolidated financial statements and the notes to those financial statements, in each case included or incorporated by reference herein, before making an investment decision. As used in this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “Nelnet” and the “Company” refer to Nelnet, Inc. and its subsidiaries.

Nelnet, Inc.

We are one of the leading education services and finance companies in the United States and are focused on providing quality products and services to students, families and schools nationwide. We rank among the nationís leaders in terms of total student loan assets originated, consolidated, held and serviced, principally consisting of loans originated under the Federal Family Education Loan Program of the U.S. Department of Education, which we refer to as the FFEL Program. We are a vertically-integrated organization that offers a broad range of pre-college, in-college and post-college products and services to our customers.

Our principal executive office is located at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508. Our telephone number is (402) 458-2370.

The CENts

Repayment of Principal

We must repay the principal amount of the CENts, together with accrued and unpaid interest, on September •, 2036, or if that date is not a business day, the following business day (the “scheduled maturity date”), subject to the limitations described below.

We are required to repay the CENts on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of “qualifying capital securities”, as described under “Replacement Capital Covenant”, during a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. If we have not raised sufficient net proceeds to permit repayment of all principal and accrued and unpaid interest on the CENts on the scheduled maturity date, the CENts will remain outstanding and bear interest payable monthly until repaid. We will not be required to repay the CENts until (i) the next interest payment date following the notice date as of which we have raised sufficient net proceeds from the issuance of “qualifying capital securities” or (ii) an event of default occurs.

We will use our commercially reasonable efforts, subject to a “market disruption event”, as described under “Summary of Terms of CENts—Market Disruption Event”, to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to the scheduled maturity date to permit repayment of the CENts in full on the scheduled maturity date in accordance with the replacement capital covenant. If we are unable for any reason to raise sufficient proceeds by the scheduled maturity date, thereafter we will use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the CENts on the following monthly interest payment date, and on each monthly interest payment date thereafter until the CENts are paid in full.

Any unpaid principal amount of the CENts, together with accrued and unpaid interest, will be due and payable on September      , 2061 (or if this day is not a business day, the following business day),

which is the final repayment date for the CENts, regardless of the amount of qualifying capital securities we have issued and sold by that time.

Although under the replacement capital covenant the principal amount of CENts that we may repay may be based on the net cash proceeds from certain issuances of common stock, rights to acquire common stock, mandatorily convertible preferred stock and debt exchangeable into equity in addition to qualifying capital securities, we have no obligation to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the CENts on the scheduled maturity date or at any time thereafter.

Interest

Until the scheduled maturity date, the CENts will bear interest on their principal amount from and including September      , 2006 to but excluding September      , 2011 at the annual rate of      %, payable semi-annually in arrears on March and September of each year, beginning March      , 2007, and from and including September      , 2011 to but excluding the scheduled maturity date at an annual rate equal to three-month LIBOR plus      %, payable quarterly in arrears on March      , June      , September and December of each year, or if any of these dates falling on or after September      , 2011 is not a business day, the following business day unless such date would fall in the next calendar month, in which case the preceding business day. We refer to these dates as “interest payment dates”. In the event that any interest payment date before September      , 2011 would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement.

Ranking

The CENts will constitute one series of the subordinated debt securities referred to in the accompanying prospectus and will be issued by Nelnet, Inc. under the indenture referred to in the accompanying prospectus. The CENts will be unsecured and will rank junior to all existing and future senior, subordinated and junior subordinated debt (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business) of Nelnet, Inc., except for any future debt that by its terms is not superior in right of payment to the CENts, and will be effectively subordinated to all liabilities of our subsidiaries. Substantially all of our existing indebtedness is senior debt.

Further Issues

We may from time to time, without the consent of the holders, create and issue additional CENts having the same terms and conditions as the CENts offered hereby, except for the issue date, issue price and, if applicable, the first payment of interest thereon, provided that the total principal amount of CENts outstanding after such additional issuance may not exceed $           , and provided further that we receive an opinion of counsel to the effect that the U.S. federal income tax consequences of acquiring, holding and disposing of such additional CENts will be the same as the U.S. federal income tax consequences of acquiring, holding and disposing of the original CENts. Additional CENts issued in this manner will be consolidated and will form a single series with the CENts.

Option to Defer Interest Payments

We have the right, on one or more occasions, to defer the payment of interest on the CENts for one or more consecutive interest periods that do not exceed 5 years without being subject to our obligations described under “Summary of Terms of CENts—Alternative Payment Mechanism”, and for one or more consecutive interest periods that do not exceed a total of 10 years without giving rise to an event of default under the terms of the CENts. However, no interest deferral may extend beyond the repayment or redemption of the CENts.

Although we will not be required to make any interest payments during a deferral period other than pursuant to the alternative payment mechanism, interest on the CENts will continue to accrue during deferral periods at the then applicable interest rate on the CENts, compounded on each interest payment date. In limited circumstances, interest will be cancelled as described under “Summary of Terms of CENts—Option to Defer Interest Payments.”

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period or (ii) a payment of current interest on the CENts, we will be required to pay deferred interest pursuant to the alternative payment mechanism described under “Summary of Terms of CENts—Alternative Payment Mechanism.” At any time during a deferral period, we may not pay deferred interest except pursuant to the alternative payment mechanism.

If we defer payments of interest on the CENts, the CENts will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred interest on your CENts in gross income for United States federal income tax purposes, even though we will not make current payments on the CENts during a deferral period. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Certain Payment Restrictions

During any period in which

  there has occurred any event of which we have actual knowledge that with the giving of notice or lapse of time would become an event of default under the indenture and which we have not taken reasonable steps to cure; or

  we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing,

we generally may not make payments on or redeem or repurchase our capital stock or our debt securities or guarantees having the same rank as or ranking junior to the CENts, subject to certain limited exceptions. In addition, if any deferral period lasts longer than one year, the restrictions on our ability to redeem or repurchase any of our securities that rank pari passu with or junior to the CENts will continue until the first anniversary of the date on which all deferred interest has been paid or cancelled.

Redemption

We may elect to redeem the CENts (i) in whole or in part, at any time on or after September      , 2011 at their principal amount plus accrued and unpaid interest to the date of redemption, provided in the case of a redemption in part that the principal amount outstanding after such redemption is at least $          , or (ii) in whole, but not in part, prior to September      , 2011, within 90 days after certain events involving taxation, at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, a make-whole price calculated as described under “Summary of Terms of CENts—Redemption.”

Any redemption of the CENts will be subject to the limitations described under “Replacement Capital Covenant” below.

Events of Default

The following events are events of default with respect to the CENts:

  default in the payment of interest, including compounded interest, in full on any CENt for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period; or

  some events of bankruptcy, insolvency and reorganization involving us.

If an event of default under the indenture arising from a default in the payment of interest has occurred and is continuing, the holders of at least 25% in aggregate outstanding principal amount of the CENts will have the right to declare the principal of and accrued interest (including compounded interest) on those securities to be due and payable immediately. If an event of default under the indenture arising from events of bankruptcy, insolvency or reorganization involving us occurs, the principal of and accrued interest on the CENts will automatically, and without any declaration or other action on the part of any holder of CENts, become immediately due and payable. No other breach under the indenture is an event of default or gives rise to any right to declare the principal amount of the CENts immediately payable.

In certain events of our bankruptcy, insolvency or receivership, you will have no claim for, and thus no right to receive, optionally deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including compounded interest thereon) on your CENts.

Book-Entry

The CENts will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your CENts and CENts will not be registered in your name, except under certain limited circumstances described below under the caption “Summary of Terms of CENts—Book-Entry Issuance; Issuance of Certificated CENts.”

Replacement Capital Covenant

We agree in the replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the CENts that the CENts will not be repaid, redeemed or repurchased by us on or before September      , 2051, unless the principal amount repaid or the applicable redemption or repurchase price does not exceed a maximum amount determined by reference to the aggregate amount of net cash proceeds we have received from the sale of common stock, rights to acquire common stock, “mandatorily convertible preferred stock”, “debt exchangeable into equity” and “qualifying capital securities” since the later of (x) the date 180 days prior to delivery of notice of such repayment or redemption or the date of such repurchase and (y) to the extent the CENts are outstanding after the scheduled maturity date, the most recent date, if any, on which a notice of repayment or redemption was delivered in respect of, or on which we repurchased, any CENts. Certain provisions of the replacement capital covenant, including the definitions of mandatorily convertible preferred stock, debt exchangeable into equity, qualifying capital securities and other important terms, are described under “Replacement Capital Covenant” below.

Risk Factors

Before deciding whether to purchase any CENts, you should pay special attention to the following risk factors, as well as the risk factors discussed in our Form 10-K filing with Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2005 and the Form 10-Q filing for the quarters ended March 31, 2006 and June 30, 2006, as incorporated into the prospectus supplement and the accompanying prospectus. See “Incorporation of Documents by Reference” in this prospectus supplement.

Risks relating to Nelnet

Changes to certain special allowance payments may adversely affect Nelnet.

As has been previously disclosed in our reports filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Office of Inspector General of the Department of Education (the “OIG”) has been conducting an audit of Nelnet’s portfolio of student loans receiving 9.5% special allowance payments (the “9.5% Floor”). On August 9, 2006, Nelnet received from the OIG a copy of its draft audit report. The draft audit report recommends that, with respect to the loans in question, Nelnet be required to return overpayments the OIG contends were paid to Nelnet in connection with the 9.5% Floor and that Nelnet be instructed to exclude such loans from its claims in the future for payment under the 9.5% Floor. Nelnet has recorded approximately $322.6 million of pre-tax income related to the 9.5% special allowance as of June 30, 2006. On September 7, 2006, Nelnet responded to the draft audit report. Such response may be part of any final audit report submitted by the OIG to the Department of Education. The Department of Education may accept or reject any findings or recommendations contained in any final audit report issued by the OIG. While Nelnet cannot predict the final outcome of the audit or of any subsequent review by the Department of Education or of any court proceedings following any action by the Department of Education, Nelnet continues to believe it has billed for the special allowance payments in accordance with applicable laws, regulations and Department of Education guidance. If Nelnet were required to return deemed overpayments paid to it in connection with the 9.5% Floor and/or is no longer eligible to receive special allowance payments relating to the 9.5% Floor, it may adversely affect Nelnet’s financial condition and results of operations.

Risks relating to the CENts

We may be unable to make payments on the CENts if we default on our senior debt.

Our obligations under the CENts are unsecured and rank junior in right of payment to all of our existing and future senior debt. For purposes of this prospectus supplement, “senior debt” means all existing and future senior, subordinated and junior subordinated debt of Nelnet, Inc. (except for any future debt that by its terms is not superior in right of payment).

This means that we cannot make any payments on the CENts if we are in payment default on our senior debt and we may not be able to make payments on the CENts if we are in default under any other provisions of our senior debt. In the event of our bankruptcy or liquidation, our assets must be used to pay off our senior debt in full before any payments may be made on the CENts.

Substantially all of our existing indebtedness is senior debt. The terms of the indenture do not limit our ability to incur additional debt, including secured or unsecured debt.

Our obligation to repay the CENts on the scheduled maturity date is subject to our receipt of sufficient net proceeds from the issuance of qualifying capital securities.

Our obligation to repay the CENts on the scheduled maturity date of September      , 2036 is limited. We are required to repay the CENts on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities within a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. If we have not raised sufficient proceeds from the issuance of qualifying capital securities to permit repayment of the CENts on the scheduled maturity date, the unpaid amount will remain outstanding until (i) we have raised sufficient proceeds to permit repayment in full in accordance with this requirement, (ii) we redeem the CENts, (iii) an event of default occurs or (iv) the final repayment date for the CENts on September      , 2061. Our ability to raise proceeds in connection with this obligation to repay the CENts will depend on, among other things, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of these securities. Although we have agreed to use our commercially reasonable efforts to raise sufficient net proceeds from the issuance of qualifying capital securities to repay the CENts during the 180-day period referred to above and from month to month thereafter until the CENts are repaid in full, our failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy until September      , 2061, and we will be excused from using our commercially reasonable efforts if certain market disruption events occur. See “Summary of Terms of CENts—Market Disruption Events.”

Moreover, we are entering into a replacement capital covenant for the benefit of holders of a designated series of our indebtedness that ranks senior to the CENts, pursuant to which we will covenant that we will not repay, redeem or repurchase any CENts on or before September      , 2051 unless during the applicable measurement period we or our subsidiaries have received sufficient proceeds from the sale of qualifying capital securities, mandatorily convertible preferred stock, debt exchangeable into equity, common stock or rights to acquire common stock. Although under the replacement capital covenant, the principal amount of CENts that we may repay may be based on the net cash proceeds from certain issuances of common stock, rights to acquire common stock, mandatorily convertible preferred stock and debt exchangeable into equity in addition to qualifying capital securities, we may modify the replacement capital covenant without your consent if the modification does not further restrict our ability to repay the CENts in connection with an issuance of qualifying capital securities. In addition, under the indenture we have no obligation to use commercially reasonable efforts to issue any securities that may entitle us under the replacement capital covenant to repay the CENts other than qualifying capital securities, nor do we have any obligation to use the proceeds of the issuance of any other securities to repay the CENts on the scheduled maturity date or at any time thereafter. See “Replacement Capital Covenant.”

We may defer interest payments for 10 years without an event of default.

We have the right to defer interest on the CENts for consecutive interest periods totaling 10 years. Although we would be subject to the alternative payment mechanism after we have deferred interest for consecutive interest periods totaling five years, if we are unable to raise sufficient eligible proceeds, we may fail to pay accrued interest on the CENts for a period of up to 10 consecutive years without causing an event of default. If we exercise our rights to defer the interest, holders of CENts will receive no or limited current payments on the CENts and, so long as we are otherwise in compliance with our obligations, will have no remedies against us for nonpayment unless we fail to pay all deferred interest (including compounded amounts but not including cancelled interest) at the end of the 10-year deferral period.

Our ability to pay deferred interest pursuant to the alternative payment mechanism depends on a number of factors beyond our control.

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the CENts (and compounded interest thereon) during the deferral period, which may last up to 10 years, from any source other than the issuance of common stock or non-cumulative perpetual preferred stock up to the preferred stock issuance cap. The occurrence of a market disruption event may prevent or delay a sale of common stock or non-cumulative perpetual preferred stock pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the CENts. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain any consent or approval of our shareholders or a regulatory body or governmental authority to issue common stock and non-cumulative perpetual preferred stock notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our common stock and non-cumulative perpetual preferred stock, particularly during times we are subject to the restrictions on dividends as a result of the deferral of interest. If we do not sell sufficient common stock or preferred stock to fund deferred interest payments in these circumstances, we will not be permitted to pay deferred interest, even if we have cash available from other sources. See “Summary of Terms of CENts—Option to Defer Interest Payments”, “Alternative Payment Mechanism” and “Market Disruption Events.”

Your right to receive interest on the CENts is subject to permanent cancellation in certain limited circumstances.

Your right to receive interest on the CENts is subject to permanent cancellation in certain limited circumstances. If the deferral period continues for 10 years and at the expiration of such period, (i) no event of default under the indenture is continuing, (ii) we have been unable, due to the “common stock issuance cap” and the “preferred issuance cap”, each as defined under “Summary of Terms of CENts—Alternative Payment Mechanism”, to raise sufficient proceeds from the sale of common stock and non-cumulative perpetual preferred stock to pay all deferred interest (and compounded amounts) attributable to the portion of deferral period prior to the date on which we became subject to the alternative payment mechanism, and (iii) we have not yet cancelled any interest pursuant to this provision, then our obligation to pay any remaining deferred interest (and compounded amounts) attributable to that portion of the deferral period that we were unable to pay because of these caps will be permanently cancelled, as will the corresponding rights of holders to receive distributions on the CENts. See “Summary of Terms of CENts—Option to Defer Interest Payments.”

Our right to defer interest payments on the CENts may adversely affect the market price and have tax consequences for you.

We currently do not intend to exercise our right to defer payments of interest on the CENts. However, if we exercise that right in the future, the market price of the CENts is likely to be affected. As a result of the existence of our deferral right, the market price of the CENts may be more volatile than the market prices of other securities that are not subject to optional deferrals.

If we do defer interest on the CENts and you elect to sell CENts during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its CENts until the payment of interest at the end of the deferral period.

If we do defer interest payments on the CENts, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes with respect to the deferred interest on the CENts, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

The CENts may be redeemed at any time.

At our election, but subject to our obligations under the replacement capital covenant, we may redeem the CENts (i) on or after September      , 2011 at their principal amount plus accrued and unpaid interest to the date of redemption or (ii) at any time within 90 days after certain events involving taxation at a make-whole redemption amount. If the CENts were redeemed, the redemp-

tion would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the CENts at the same rate as the rate of return on the CENts. See “Summary of Terms of CENts—Redemption” below.

Your claims in bankruptcy, insolvency and receivership to receive payment in respect of accrued interest may be limited.

In certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of any CENts, whether voluntary or not, a holder of CENts will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including compounded interest) on such holder’s CENts. Since we are permitted to defer interest payments for up to 10 years without an event of default, claims may be extinguished in respect of interest accrued during as many as eight years.

If we fail to pay all accrued and unpaid interest, your right to accelerate payment of the CENts is limited.

The remedies for any breach of our obligations under the alternative payment mechanism, the limitation on the source for payments of deferred interest, the restrictions imposed in connection with any optional deferral of interest payments and our obligation to raise proceeds from the issuance of qualifying capital securities to permit the repayment of the CENts on or after the scheduled maturity date are all limited. Our failure to comply with these obligations and restrictions would not constitute an event of default or give rise to a right of acceleration or similar remedy under the terms of the indenture.

There may be changes in demand for CENts.

We cannot assure you as to the market prices for the CENts. Investor demand for securities with the characteristics of the CENts may change as these characteristics are assessed by market participants, regulators and others. Accordingly, the CENts that you may purchase, whether pursuant to the offer made by this prospectus supplement or in the secondary market, may trade at a discount to the price that you paid to purchase the CENts if investor demand for securities with characteristics similar to those of the CENts decreases over time.

There may be no trading market for the CENts.

We do not intend to apply for listing of the CENts on The New York Stock Exchange or any other securities exchange. Although we have been advised that the underwriters intend to make a market in the CENts, the underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the CENts.

Nelnet, Inc.

We are one of the leading education services and finance companies in the United States and are focused on providing quality products and services to students, families and schools nationwide. We rank among the nation’s leaders in terms of total student loan assets originated, consolidated, held and serviced, principally consisting of loans originated under the FFEL Program. We are a vertically-integrated organization that offers a broad range of pre-college, in-college and post-college products and services to our customers.

We have five operating segments as defined in SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, or SFAS No. 131, as follows: Asset Management, Student Loan and Guarantee Servicing, Software Services, Direct Marketing and Payment Management Services.

•   Asset Management. We own a large portfolio of student loan assets through a series of education lending subsidiaries. We obtain loans through direct origination or through acquisition of loans.

•   Student Loan and Guarantee Servicing. We service our student loan portfolio and the portfolios of third parties. Servicing activities include loan origination activities, application processing, borrower updates, payment processing, due diligence procedures and claim processing. The Student Loan and Guarantee Servicing segment includes EDULINX, a Canadian subsidiary of ours that services student loans in Canada. The following table summarizes our loan servicing volumes as of June 30, 2006:

	Company	Third party	Total
		(dollars in millions)

FFEL Program and private loans	$19,820	$ 8,856	$28,676
Canadian loans (in U.S. $)	—	8,592	8,592

Total	$19,820	$17,448	$37,298

We also provide servicing support to guaranty agencies, which includes system software, hardware and telecommunications support, borrower and loan updates, default aversion tracking services, claim processing services and post-default collection services. In addition, under an agreement with College Access Network, or CAN, a state designated guaranty agency, we provide certain other guarantee operations.

•   Software Services. We use internally developed loan servicing software and also provide this software to third-party student loan holders and servicers. In addition, we provide information technology products and services, with core areas of business in student loan software solutions for schools, lenders and guarantors; technical consulting services; and enterprise content management.

•   Direct Marketing. We provide a wide range of direct marketing products and services to help businesses reach the middle school, high school, college bound high school, college and young adult market places. We also provide marketing services and college bound student lists to college and university admissions offices nationwide. We also recognize middle and high school students for exceptional academic success through our publications and scholarships.

•   Payment Management Services. We provide actively managed tuition payment solutions, online payment processing, detailed information reporting, financial needs analysis and data integration services to K-12 and post-secondary educational institutions, families and students. In addition, we provide customer-focused electronic transactions, information sharing and account and bill presentment to colleges, universities and healthcare organizations.

Our Asset Management and Student Loan and Guarantee Servicing offerings constitute reportable operating segments according to the provisions of SFAS No. 131. The Software Services, Direct Marketing and Payment Management Services operations are operating segments that do not meet the quantitative thresholds, and, therefore, are combined and included as “Other segments.” The following tables show the percentage of total segment revenue (excluding intersegment revenue) and net income (loss) before taxes for each of our reportable segments:

		Six months ended June 30,

		2006			2005

		Student loan			Student loan
	Asset	and guarantee	Other	Asset	and guarantee	Other
	management	servicing	segments	management	servicing	segments

Segment revenues	67.1%	23.6%	9.3%	65.8%	29.0%	5.2%
Segment net income
before taxes	79.4%^	14.9%	5.7%	69.8%	25.7%	4.5%

Our derivative market value adjustment is included in the Asset Management segment. Because our derivatives do not qualify for hedge accounting under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, the derivative market value adjustment can cause the percentage of revenue and net income before taxes to fluctuate from period to period between segments. Due to fluctuations in currency rates, foreign currency adjustments can also cause the percentage of revenue and net income before taxes to fluctuate from period to period between segments.

Cautionary Statement Regarding
Forward-Looking Statements

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, contain forward-looking statements and information that are based on management’s current expectations as of the date of this document. When used in this prospectus supplement and the accompanying prospectus, the words “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in “Risk Factors” in this prospectus supplement and the accompanying prospectus, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations, which may reduce the volume, average term and costs of yields on student loans under the FFEL Program, or result in loans being originated or refinanced under non-FFEL Program programs or may affect the terms upon which banks and others agree to sell FFEL Program loans to us. We could also be affected by changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in the general interest rate environment and in the securitization markets for education loans, which may increase the costs or limit the availability of financings necessary to initiate, purchase or carry education loans; losses from loan defaults; changes in prepayment rates and credit spreads; and the uncertain nature of the expected benefits from acquisitions and the ability to successfully integrate operations. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this prospectus supplement or unforeseen events. Although we may from time to time voluntarily update prior forward-looking statements, we disclaim any commitment to do so except as required by applicable securities laws.

Use of Proceeds

The net proceeds from this offering are estimated to be $197.0 million after deducting the underwriting discounts and estimated offering expenses that we will pay. We intend to use the net proceeds from this offering to repay a portion of the borrowings outstanding under our unsecured line of credit (which primarily were incurred for share repurchases pursuant to our share repurchase program and for acquisitions). Following this offering, we may reborrow amounts outstanding under such line of credit for share repurchases and general corporate purposes, including capital expenditures, working capital and possible acquisitions which we believe complementary to our business. As of September 18, 2006, borrowings under the line of credit agreement bore interest at LIBOR plus 31 basis points.

Capitalization

The following table sets forth our consolidated capitalization as of June 30, 2006, on an actual basis and as adjusted to reflect the issuance of the CENts and the use of $120.0 million of net proceeds from this offering to repay borrowings under our unsecured line of credit (which increased to approximately $214.0 million at September 18, 2006). You should read this information in conjunction with our consolidated financial statements and other financial information that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2006
	Actual	As Adjusted
	(in thousands, except share data)

Bonds and notes payable	$24,327,855	$24,207,855
CENts	—	200,000

Shareholders’ equity:
Preferred stock, $0.01 par value:
50,000,000 shares authorized; no shares issued or
outstanding	—	—
Class A common stock, $0.01 par value:
600,000,000 shares authorized; 40,118,981 shares issued
and outstanding	401	401
Class B common stock, $0.01 par value:
15,000,000 shares authorized; 13,942,954 shares issued
and outstanding	139	139
Additional paid-in capital	229,994	229,994
Retained earnings	526,005	526,005
Unearned compensation	(5,155)	(5,155)
Employee note receivable	(501)	(501)
Accumulated other comprehensive income,
net of taxes	1,306	1,306

Total shareholders’ equity	752,189	752,189

Total capitalization	$25,080,044	$25,160,044

Ratio of Earnings to Fixed Charges

     The ratio of earnings to fixed charges for each of the periods set forth below is as follows:

	Six months
	ended	Year ended December 31,
	June 30,
	2006	2005	2004	2003	2002	2001

Ratio of earnings to fixed charges(1)	1.28	1.46	1.92	1.23	1.32	1.06

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings from continuing operations before income taxes, minority interest and income or loss from equity investments, plus distributed income of equity investments and fixed charges. Fixed charges include interest expense on indebtedness and rental expense on operating leases rep- resenting that portion of rental expense deemed to be interest.

Summary of Terms of CENts

We have summarized below certain terms of the CENts. This summary is not complete. You should refer to the indenture, which has been filed as an exhibit to the registration statement. The CENts will be a series of “subordinated debt securities” under the indenture, as described in the accompanying prospectus. This summary supplements the general description of the subordinated debt securities contained therein. Any information regarding the CENts contained in this prospectus supplement that is inconsistent with information in the prospectus will apply and will supersede the inconsistent information in the prospectus. The CENts will be unsecured and junior in right of payment to all of our senior debt. For purposes of the CENts, “senior debt” means the principal of, and premium and interest, if any, on debt (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business) of Nelnet, Inc., whether created, assumed or incurred on, prior to or after the date of the indenture, unless the instrument creating that debt provides that those obligations are not superior in right of payment to the CENts. Substantially all our existing indebtedness is senior debt.

Interest Rate and Interest Payment Dates

The CENts will bear interest on their principal amount from and including September      , 2006 to but excluding September      , 2011 at the annual rate of     %, payable semi-annually in arrears on March and September of each year, beginning March      , 2007, and from and including September      , 2011 to but excluding the scheduled maturity date of September      , 2036 at an annual rate equal to three-month LIBOR plus      %, payable quarterly in arrears on March      , June      , September and December of each year, or, if any of these dates falling on or after September      , 2011 is not a business day (as defined below), the following business day unless such date would fall in the next calendar month, in which case the preceding business day. We refer to these dates as “interest payment dates” and to the period beginning on and including September      , 2006 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an “interest period.” The amount of interest payable for any interest period ending on or prior to September      , 2011 will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any interest payment date before September      , 2011 would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement.

For the purposes of calculating interest due on the CENts after September      , 2011 and prior to September      , 2036:

  “Three-month LIBOR” means, with respect to any interest period, the rate (expressed as a per- centage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that interest period and ending on the next interest payment date (the “relevant period”) that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the LIBOR deter- mination date for that interest period. If such rate does not appear on MoneyLine Telerate Page 3750, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the relevant period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time on the LIBOR determination date for that interest period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that interest period for loans in U.S. dollars to leading European banks for the relevant period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that interest period will be the same as LIBOR as determined for the previous interest period or, in the case of the interest period beginning on September      , 2011,      %. The establishment of three-month LIBOR for each three-month interest period beginning on or after September      , 2011 by the calculation agent shall (in the absence of manifest error) be final and binding.
  “Calculation agent” means , or any other firm appointed by us, acting as calculation agent.

  “London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

  “LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant period.

  “MoneyLine Telerate Page” means the display on Moneyline Telerate, Inc., or any successor ser- vice, on Telerate Page 3750 or any replacement page or pages on that service.

  “Telerate Page 3750” means the display designated on page 3750 on MoneyLine Telerate Page (or such other page as may replace the 3750 page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant interest payment date, compounded on each subsequent interest payment date. When we use the term “interest”, we are referring not only to regularly scheduled interest payments but also interest on interest payments not paid on the applicable interest payment date.

If any amount of CENts remains outstanding after the scheduled maturity date, the principal amount of the outstanding CENts will bear interest at a floating interest rate until repaid as described under “Repayment of Principal” below.

Further Issues

We may from time to time, without the consent of the holders, create and issue additional CENts having the same terms and conditions as the CENts offered hereby, except for the issue date, issue price and, if applicable, the first payment of interest thereon, provided that the total principal amount of CENts outstanding after such additional issuance may not exceed $ , and provided further that we receive an opinion of counsel to the effect that the U.S. federal income tax consequences of acquiring, holding and disposing of such additional CENts will be the same as the U.S. federal income tax consequences of acquiring, holding and disposing of the original CENts.

Additional CENts issued in this manner will be consolidated and will form a single series with the CENts.

Option to Defer Interest Payments

We may elect at one or more times to defer payment of interest on the CENts for one or more consecutive interest periods that do not exceed 10 years. We may defer payment of interest prior to,

on or after the scheduled maturity date. We may not defer interest beyond September      , 2061 or the earlier repayment or redemption in full of the CENts.

Deferred interest on the CENts will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the CENts.

We have agreed in the indenture that:
  immediately following the first interest payment date during the deferral period on which we elect to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, we will be required to sell common stock and “qualifying non-cumulative perpetual pre- ferred stock” pursuant to the alternative payment mechanism, unless we have delivered notice of a “market disruption event,” and to apply the “eligible proceeds” (as these terms are defined under “Market Disruption Event” and “Alternative Payment Mechanism” below) to the payment of any deferred interest (and compounded amounts) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

  we will not pay deferred interest on the CENts (and compounded amounts thereon) prior to the final repayment date from any source other than eligible proceeds, although we may pay cur- rent interest at all times from any available funds.

Although our failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy under the terms thereof.

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then neither the foregoing rules nor the following paragraph will apply to any interest on the CENts that is deferred and unpaid as of the date of consummation of the business combination. They will apply, however, to any interest on the CENts that is deferred after such date.

To the extent that we apply proceeds from the sale of common stock and non-cumulative perpetual preferred stock to pay interest, we will allocate the proceeds first to deferred payments of interest (and compounded amounts on such payments) in chronological order based on the date each payment was first deferred, subject to the “common stock issuance cap” and the “preferred stock issuance cap”, each as defined under “Alternative Payment Mechanism” below.

If the deferral period continues for 10 years and, if at the expiration of such period:

  no event of default under the indenture is continuing,

  we have been unable due to the common stock issuance cap and the preferred stock issuance cap to raise sufficient proceeds from the sale of qualifying common stock and preferred stock to pay all deferred interest (and compounded amounts) attributable to the portion of the deferral period prior to the date on which we became subject to the alternative payment mechanism, and we have not previously cancelled interest pursuant to this provision,

then our obligation to pay any remaining deferred interest (and compounded amounts) attributable to that portion of the deferral period that we were unable to pay because of those caps will be permanently cancelled, as will the corresponding right of holders to receive distributions on the CENts. If an event of default under the indenture is continuing at the end of a 10-year deferral period, the obligation to pay deferred interest or distributions on the CENts will not be cancelled except to the extent described under “Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership” below.

At the end of a 10-year deferral period, we must pay all deferred interest that has not been cancelled. If we have paid all deferred interest (and compounded amounts) on the CENts that has not been cancelled, we can again defer interest payments on the CENts as described above.

We will give the holders of the CENts and the indenture trustee written notice of our election to begin or extend a deferral period at least one business day before the record date for the next interest payment date.

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

We will agree in the indenture that, so long as any CENts remain outstanding, if we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing, then we will not, and will not permit any of our subsidiaries to:

  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquida- tion payment regarding, any of our capital stock;

  except as required under “Repayment of Principal” below, and except for any partial payments of deferred interest that may be made as described under “—Alternative Payment Mechanism” below, make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank pari passu with or junior to the CENts; or

  make any guarantee payments regarding any guarantee by us of the subordinated debt securi- ties of any of our subsidiaries if the guarantee ranks pari passu with or junior in interest to the CENts.

In addition, if any deferral period lasts longer than one year, the limitation on our ability to redeem or repurchase any of our securities that rank pari passu with or junior in interest to the CENts will continue until the first anniversary of the date on which all deferred interest has been paid or cancelled.

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the immediately preceding sentence will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

However, at any time, including during a deferral period, we will be permitted to:

  pay dividends or distributions in additional shares of our capital stock;

  declare or pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under such a plan, or redeem or repurchase any rights distributed pursuant to such a plan; and

  purchase common stock for issuance pursuant to any employee benefit plans.

Alternative Payment Mechanism

Subject to the exclusion described in “Market Disruption Events” below, if we defer interest on the CENts, we will be required, commencing not later than (i) the first interest payment date on which we pay current interest or (ii) the fifth anniversary of the commencement of the deferral period, to issue common stock and “qualifying non-cumulative perpetual preferred stock” until we have raised an amount of eligible proceeds, as defined below, at least equal to the aggregate amount of accrued and unpaid deferred interest, including compound interest, on the CENts. We refer to this period as the “APM period” and to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

We have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest (and compounded amounts) on the CENts.

For each relevant interest payment date, “eligible proceeds” means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to that interest payment date from the issuance or sale of common stock or “qualifying non-cumulative perpetual preferred stock” up to the preferred stock issuance cap to persons that are not our subsidiaries. “Qualifying non-cumulative perpetual preferred stock” means our non-cumulative perpetual preferred stock that (i) contains no remedies other than ”permitted remedies”, and (ii)(a) is subject to “intent-based replacement disclosure” and has a “mandatory trigger provision” or (b) is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts, as such terms are defined under “Replacement Capital Covenant” below.

Under the alternative payment mechanism, we are not required (i) to issue a number of shares of common stock with respect to deferred interest attributable to the first five years of any deferral period (including compounded amounts thereon), that together with the number of shares of common stock the proceeds of which have previously been applied to pay deferred interest pursuant to the alternative payment mechanism, would exceed more than 2% of the total number of shares outstanding as of the fourth trading day preceding the date of issuance (the “common issuance cap”), or (ii) to issue non-cumulative perpetual preferred stock to the extent that the net proceeds of any issuance of non-cumulative perpetual preferred stock applied to pay interest on the CENts pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of non-cumulative perpetual preferred stock so applied, would exceed 25% of the aggregate principal amount of the CENts initially issued under the indenture (the “preferred stock issuance cap”). Once we reach the common stock issuance cap, we will not be required to issue more common stock under the alternative payment mechanism with respect to deferred interest attributable to the first 5 years of any deferral period (including compounded interest thereon) even if the number of outstanding shares of our common stock subsequently increases.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy under the terms thereof. The remedies of holders of the CENts will be limited in such circumstances as described under “Risk Factors—If we fail to pay all accrued and unpaid interest, your right to accelerate payment of the CENts is limited” above.

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order subject to the common stock issuance cap and preferred stock issuance cap. If we have outstanding securities in addition to, and that rank pari passu with, the CENts under which we are obligated to sell common stock or non-cumulative perpetual preferred stock and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the CENts and those other securities on a pro rata basis in proportion to the total amounts that are due on the CENts and such securities.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

  trading in securities generally on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which our common stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted;

  we would be required to obtain the consent or approval of our shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue common stock or non-cumulative perpetual preferred stock pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to our repayment obligations described under “Repayment of Principal” below, and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval; or

  an event occurs and is continuing as a result of which the offering document for the offer and sale of common stock or non-cumulative perpetual preferred stock or qualifying capital securi- ties, as the case may be, would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event, in our reasonable judgment, would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending mater- ial business transaction, the disclosure of which would impede our ability to consummate that transaction, provided that one or more events described under this bullet shall not constitute a market disruption event with respect to more than one semi-annual or two consecutive quar- terly interest payment dates (or after the scheduled maturity date, six consecutive monthly inter- est payment dates) in any APM period or, in the case of our obligations in connection with the repayment of principal described under “Repayment of Principal” below, more than six monthly interest payment dates (whether or not consecutive).

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the indenture trustee (which the indenture trustee will promptly forward upon receipt to each holder of record of CENts) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

  a market disruption event was existing after the immediately preceding interest payment date; and

  either (a) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event continued for only part of this period, but we were unable after commercially reasonable efforts to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of common stock or non-cumulative perpetual preferred stock due to pricing, dividend rate or dilution considerations.

Repayment of Principal

We must repay the principal amount of the CENts, together with accrued and unpaid interest, on September      , 2036, or if that date is not a business day, the following business day (the “scheduled maturity date”), subject to the limitations described below.

Our obligation to repay the CENts on the scheduled maturity date is limited. We are required to repay the CENts on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities, as described under “Replacement Capital Covenant” below, within a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date. If we have not raised sufficient proceeds to permit repayment of all principal and accrued and unpaid interest on the CENts on the scheduled maturity date, the unpaid amount will remain outstanding from month to month until we have raised sufficient proceeds to permit repayment in full in accordance with the replacement capital covenant, we redeem the CENts or an event of default occurs.

We will agree in the indenture to use our commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the CENts in full on this date in accordance with the replacement capital covenant. We will further agree in the indenture that if we are unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, we will use our commercially reasonable efforts (except as described below) to raise sufficient proceeds to permit repayment on the next monthly interest payment date, and on each monthly interest payment date thereafter until the CENts are paid in full. Except under those circumstances, our failure to use our commercially reasonable efforts to raise these proceeds would be a breach of covenant under the indenture. However, in no event will such failure be an event of default thereunder.

Although under the replacement capital covenant, the principal amount of CENts that we may repay at any time may be based on the net cash proceeds from certain issuances during the applicable measurement period of common stock, rights to acquire common stock, debt exchangeable into equity and mandatorily convertible preferred stock in addition to qualifying capital securities, we have no obligation under the indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the CENts on the scheduled maturity date or at any time thereafter.

We generally have the right to modify or terminate the replacement capital covenant at any time without the consent of the holders of the CENts. We have the right, at our option, to amend the replacement capital covenant at any time to impose additional restrictions on the type or amount of common stock, rights to acquire common stock or securities convertible into common stock (such as mandatorily convertible preferred stock or debt exchangeable into equity) that we may issue. Any such modification may further restrict our ability to repay, redeem or repurchase the CENts, including, for example, by not permitting us to count the proceeds of issuances of mandatorily convertible preferred stock, common stock, debt exchangeable into equity or rights to acquire common stock in determining the principal amount that we may repay. We have agreed in the indenture, however, that no such modification of the replacement capital covenant shall further restrict our ability to repay the CENts on or after the scheduled maturity date in connection with the issuance of qualifying capital securities, except with the consent of the holders of a majority by principal amount of the CENts.

Any principal amount of the CENts, together with accrued and unpaid interest, will be due and payable on September      , 2061 (or if this day is not a business day, the following business day), which is the final repayment date for the CENts, regardless of the amount of qualifying capital securities we have issued and sold by that time.

Any unpaid amounts on the CENts that remain outstanding beyond the scheduled maturity date will bear interest at an annual rate equal to one-month LIBOR plus      %, computed on the basis of a 360-day year and the actual number of days elapsed. We will pay interest on the CENts after the scheduled maturity date monthly in arrears on the th day of each calendar month (or if this day is not a business day, the following business day unless the payment date would fall in the next calendar month, in which case such payment will be made on the business day immediately before the scheduled payment date) beginning October      , 2036, subject to our rights and obligations under “Option to Defer Interest Payments” and “Alternative Payment Mechanism” above. References in this prospectus supplement to “interest payment dates” after the scheduled maturity date are to these dates.

“Commercially reasonable efforts” to sell our qualifying capital securities means commercially reasonable efforts to complete the offer and sale of our qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if we determine to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

We will be excused from our obligation under the indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the CENts under the terms of the replacement capital covenant if we provide written certification to the each holder of record of CENts) no more than 15 and no less than 10 business days in advance of the required repayment date certifying that:

•   a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date after the scheduled maturity date, the 30-day period preceding the date of the certificate; and

•   either (a) the market disruption event continued for the entire 180-day period or 30-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but we were unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the CENts in full.

Net proceeds that we are permitted to apply to repayment of the CENts on and after the scheduled maturity date will be applied, first, to pay deferred interest to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that we are not paying from other sources and, third, to repay the principal of CENts, subject to a minimum principal amount of $5 million to be repaid on the scheduled maturity date or any monthly interest payment date; provided that if we are obligated to sell qualifying capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the CENts, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied to the CENts and those other securities having the same scheduled maturity date as the CENts pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the CENts has been paid in full.

For the purpose of calculating interest on the CENts after the scheduled maturity date, “one-month LIBOR” means, with respect to any monthly interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period commencing on the first day of that interest period and ending on the next interest payment date that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the LIBOR determination date for that monthly interest period. If such rate does not appear on MoneyLine Telerate Page 3750, one-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for that monthly period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time on the LIBOR determination date for that monthly interest period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to that monthly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, one-month LIBOR with respect to that monthly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that monthly interest period for loans in U.S. dollars to leading European banks for a one-month period commencing on the first day of that monthly interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, one-month LIBOR for that interest period will be the same as one-month LIBOR as determined for the previous interest period or, in the case of the interest period beginning on the scheduled maturity date,     %. The establishment of one-month LIBOR for each monthly interest period beginning on or after the scheduled maturity date by the calculation agent shall (in the absence of manifest error) be final and binding.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The indenture provides that a holder of CENts, by that holder’s acceptance of the CENts, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of its CENts, that holder of CENts will have no claim for, and thus no right to receive, optionally deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including compounded interest thereon) on such holder’s CENts.

Redemption

The CENts:

•   are repayable on the scheduled maturity date or thereafter as described under “Repayment of the Principal” above;

•   are redeemable in whole or in part, at any time on or after September      , 2011 at their principal amount plus accrued and unpaid interest to the date of redemption, provided that in the event of a redemption in part that the principal amount outstanding after such redemption is at least $      ;

•   are redeemable in whole, but not in part, prior to September      , 2011, within 90 days after a “tax event”, as described below, at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, the “make-whole redemption price”, as described below; and

• are not subject to any sinking fund or similar provisions.

Any redemption of CENts will be subject to the restrictions described under “Replacement Capital Covenant” below.

“Make-whole redemption price” means the present value of scheduled payments of principal and interest from the redemption date to September      , 2011, on the CENts being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the “treasury rate” plus     %.

For purposes of this definition:

•   “treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•   “treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the CENts being redeemed in a tender offer based on a spread to United States Treasury yields;

•   “treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”, except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances; and

•   “treasury dealer” means a nationally recognized firm that is a primary U.S. Government securities dealer specified by us for these purposes.

For purposes of the above, a “tax event” means that Nelnet, Inc. has requested and received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•   amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the CENts;

•   proposed change in those laws or regulations that is announced after the initial issuance of the CENts;

•   official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the CENts; or

•   threatened challenge asserted in connection with an audit of us or our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the CENts, which challenge becomes publicly known after the initial issuance of the CENts;

there is more than an insubstantial risk that interest payable by us on the CENts is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

Events of Default

The indenture provides that any one or more of the following events with respect to the CENts that has occurred and is continuing constitutes an event of default:

•   default in the payment of interest, including compounded interest but not including cancelled interest, in full on any CENt for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period; or

•   some events of bankruptcy, insolvency and reorganization involving us.

If an event of default under the indenture arising from a default in the payment of interest has occurred and is continuing, the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the CENts will have the right to declare the principal of, and accrued interest (including compounded interest) on, those securities to be due and payable immediately. If an event of default under the indenture arising from events of bankruptcy, insolvency and reorganization involving us occurs, the principal of and accrued interest on the CENts will automatically, and without any declaration or other action on the part of the indenture trustee or any holder of CENts, become immediately due and payable. No other breach under the indenture is an event of default or gives rise to any right to declare the principal amount of the CENts immediately payable.

In cases specified in the indenture, the holders of a majority in principal amount of the CENts may, on behalf of all holders of the CENts, waive any default, except a default in the payment of principal or interest, or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder.

The holders of a majority of the aggregate outstanding principal amount of the CENts have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the CENts.

Book-Entry Issuance; Issuance of Certificated CENts

The CENts will be registered in denominations of $1,000 and integral multiples of $1,000. The CENts will be issued in the form of one or more permanent global notes in fully registered, book-entry form, which we refer to as “global notes.” You may elect to hold interests in the global notes through either DTC (in the United States), or Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of Euroclear System (outside the United States), either directly if you are a participant in or customer of one of those systems, or indirectly through organizations that are participants in those systems.

The deposit of global notes with DTC and their registration in the name of DTC’s nominee effect no change in beneficial ownership. Ownership of beneficial interests in a global note will be limited to DTC participants or persons who hold interests through DTC participants. We understand that DTC will have no knowledge of the actual beneficial owners of the CENts; DTC’s records reflect only the identity of the direct participants in DTC to whose accounts securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as DTC or its nominee or a common depositary is the registered holder of a global note, DTC or that nominee or common depositary will be considered the sole owner and holder of the global notes, and of the CENts represented thereby, for all purposes under the indenture and the CENts. Except as provided below, owners of beneficial interests in a global note will not be entitled to have CENts represented by a global note registered in their names, will not receive or be entitled to receive physical delivery of CENts in certificated form and will not be considered the regis-

tered holders of CENts under the indenture or the CENts. Unless and until it is exchanged in whole or in part for CENts in definitive form, no global note may be transferred except as a whole by DTC to its nominee.

We will make all payments of principal of and interest on the CENts to DTC. We will send all required reports and notices solely to DTC as long as DTC is the registered holder of the global notes. We expect that upon the issuance of a global note DTC or its custodian will credit on its internal system the respective principal amount of the individual beneficial interest represented by such global note to the accounts of its participants. Such accounts initially will be designated by or on behalf of the underwriters. Ownership of beneficial interests in a global note will be shown on, and the transfer of those ownership interests will be effected through, records maintained by DTC or its nominee (with respect to interests of participants) or by any such participant (with respect to interests of persons held by such participants on their behalf).

Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes will be effected only through entries made on the books of participants acting on behalf of beneficial owners. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the person is not a participant in DTC, on the procedures of the participants through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, in the event that we request any action of holders of CENts or that an owner of a beneficial interest in the CENts desires to give or take any action that a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through participants to give or to take the action or would otherwise act upon the instructions of beneficial owners.

Payments, transfers, exchanges and other matters relating to beneficial interests in a global note may be subject to various policies and procedures adopted by DTC from time to time, and DTC may discontinue its operations entirely at any time. We also expect that payments, conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners, will be governed by standing instructions and customary practices as is the case with securities held for accounts of customers registered in the names of nominees for those customers, subject to any statutory or regulatory requirements as may be in effect from time to time, and will be the responsibility of the participants. Neither we nor any of our respective agents or the underwriters will have any responsibility or liability for any aspect of DTC’s or any DTC participant’s records relating to, or for payments made on account of, beneficial interests in any global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests, or for the performance by DTC or the participants of their respective obligations under the rules and procedures governing their operations.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Interests in a global note will be exchanged for CENts in certificated form only if:

  DTC notifies us that it is unwilling, unable or ineligible to continue as a depositary for such global note and we have not appointed a successor depositary within 90 days;

  an event of default under the indenture with respect to the CENts has occurred and is continu- ing and we make a request of the indenture trustee; or

  we, in our sole discretion, determine at any time that the CENts will no longer be represented by a global security.

Upon the occurrence of such an event, owners of beneficial interests in such global note will receive physical delivery of CENts in certificated form. All certificated CENts issued in exchange for an interest in a global note or any portion thereof will be registered in such names as DTC directs. Such CENts will be issued in minimum denominations of $1,000 and integral multiples of $1,000 and will be in registered form only, without coupons.

Replacement Capital Covenant

We have summarized below certain terms of the replacement capital covenant. This summary is not a complete description of the replacement capital covenant and is subject to and qualified in its entirety by the terms and provisions of the full document, which is available from us upon request.

In the replacement capital covenant we agree for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the CENts that the CENts will not be repaid, redeemed or repurchased by us on or before September      , 2051, unless

the principal amount repaid or the applicable redemption or repurchase price does not exceed the sum of:

the “applicable percentage” of the aggregate amount of net cash proceeds we and our sub- sidiaries have received since the most recent “measurement date” from the sale of common stock and rights to acquire common stock (including common stock and rights to acquire com- mon stock issued pursuant to our dividend reinvestment plan or employee benefit plans); plus

100% of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent measurement date from the sale of “mandatorily convertible preferred stock” and “debt exchangeable into equity”; plus

100% of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent measurement date from the sale of “qualifying capital securities.”

“Applicable percentage” means one divided by (a) 75% with respect to any repayment, redemption or repurchase on or prior to September      , 2011, (b) 50% with respect to any repayment, redemption or repurchase after September      , 2011 and on or prior to September      , 2031 and (c) 25% with respect to any repayment, redemption or repurchase after September      , 2031 and prior to September      , 2051.

“Measurement date” means, with respect to any repayment, redemption or repurchase of CENts, the later of (a) the date 180 days prior to delivery of notice of such repayment or redemption or the date of such repurchase and (b) to the extent the CENts remain outstanding after September      , 2036, the most recent date, if any, on which a notice of repayment or redemption was delivered in respect of, or on which we repurchased, any CENts.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock converts into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock.

“Qualifying capital securities” means securities (other than common stock, rights to acquire common stock and securities convertible into common stock, such as mandatorily convertible preferred stock and debt exchangeable into equity) that, in the determination of our Board of Directors, reasonably construing the definitions and other terms of the replacement capital covenant, meet one of the following criteria:

•   in connection with any redemption or repurchase of CENts on or prior to September      , 2011:

•   securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding-up, (b) have terms that are substantially similar to the terms of the CENts and (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or have a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”;

•   securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding up, (b) are “non-cumulative”, (c) have no maturity or a maturity of at least 55 years and (d) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or have a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”; or

•   securities issued by us or our subsidiaries that (a) rank pari passu or junior to other preferred stock of the issuer, (b) have no maturity or a maturity of at least 40 years, (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts and (d) have a “mandatory trigger provision”; or

•   in connection with any repayment, redemption or repurchase of CENts after September      , 2011 and on or prior to September      , 2031:

•   all securities that would be “qualifying capital securities” prior to September      , 2011;

•   securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding up, (b) have an “optional deferral provision” or a “ten-year optional deferral provision”, (c) have no maturity or a maturity of at least 55 years and (d) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts;

•   securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding up, (b) are “non-cumulative” and (c) have no maturity or a maturity of at least 55 years and are subject to “intent-based replacement disclosure”;

•   securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding up, (b) are “non-cumulative”, (c) have no maturity or a maturity of at least 40 years and (d) are subject to a replacement capital covenant substan-

tially similar to the replacement capital covenant applicable to the CENts or have a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”;

•   securities issued by us or our subsidiaries that (a) would rank junior to all of our senior and subordinated debt other than the CENts, (b) have a “mandatory trigger provision” and (c) have no maturity or a maturity of at least 55 years and are subject to “intent-based replacement disclosure”;

•   cumulative preferred stock issued by us or our subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) (1) has no maturity or a maturity of at least 55 years and (2) is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts; or

•   other securities issued by us or our subsidiaries that (a) rank upon our liquidation, dissolution or winding-up either (1) pari passu with or junior to the CENts or (2) pari passu with the claims of our trade creditors and junior to all of our long-term indebtedness for money borrowed (other than our long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on our liquidation, dissolution or winding-up); and either (x) have no maturity or a maturity of at least 40 years, are subject to “intent-based replacement disclosure” and have a “mandatory trigger provision” or (y) have no maturity or a maturity of at least 25 years and are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts and have a “mandatory trigger provision”; or

•   in connection with any repayment, redemption or repurchase of CENts at any time, after September           , 2031:

•   all of the types of securities that would be “qualifying capital securities” prior to September      , 2031;

•   our preferred stock that (a) has no maturity or a maturity of at least 55 years and is subject to “intent-based replacement disclosure” and (b) has an “optional deferral provision” or a “ten-year optional deferral provision”;

•   securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding up, (b) either (x) have no maturity or a maturity of at least 60 years and are subject to “intent-based replacement disclosure” or (y) have no maturity or a maturity of at least 30 years and are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts and (c) have an “optional deferral provision” or a “ten-year optional deferral provision”;

•   securities issued by us or our subsidiaries that (a) would rank junior to all of our senior and subordinated debt other than the CENts, (b) have a “mandatory trigger provision” and (c) have no maturity or a maturity of at least 30 years and are subject to “intent-based replacement disclosure”; or

•   cumulative preferred stock issued by us or our subsidiaries that either (1) has no maturity or a maturity of at least 55 years and is subject to “intent-based replacement disclosure” or (2) has a maturity of at least 40 years and is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts.

“Debt exchangeable for equity” means a security (or combination of securities) that (a) gives the holder a beneficial interest in (i) our debt securities that are “non-cumulative” and that are our most junior subordinated debt (or rank pari passu with our most junior subordinated debt) and (ii) a fractional interest in a stock purchase contract, (b) includes a remarketing feature pursuant to which our subordinated debt is remarketed to new investors commencing within five years from the date of issuance of the security or earlier in the event of an early settlement event based on one or more financial tests set forth in the terms of such securities or related transaction agreements, (c) provides for the proceeds raised in the remarketing to be used to purchase qualifying non-cumulative preferred stock, (d) includes a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts, provided that such replacement capital covenant will apply to such security (or combination of securities) and to the qualifying non-cumulative preferred stock and will not include debt exchangeable into equity in the definition of “qualifying capital securities”, and (e) after the issuance of such qualifying non-cumulative preferred stock, provides the holder of the security with a beneficial interest in such qualifying non-cumulative preferred stock.

“Intent-based replacement disclosure” means, as to any security or combination of securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer will redeem or repurchase such securities only with the proceeds of specified replacement capital securities that have terms and provisions at the time of redemption or repurchase that are as or more equity-like than the securities then being redeemed or repurchased, raised within 180 days prior to the applicable redemption or repurchase date.

“Mandatory trigger provision” means as to any security or combination of securities, provisions in the terms thereof or of the related transaction agreements that (a) require, or at its option in the case of non-cumulative perpetual preferred stock permit, the issuer of such security or combination of securities to make payment of distributions on such securities only pursuant to the issuance and sale of common stock or rights to purchase our common stock or qualifying non-cumulative preferred stock, within two years of our failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including without limitation all deferred and accumulated amounts), and in either case require the application of the net proceeds of such sale to pay such unpaid distributions, provided that (i) the amount of qualifying non-cumulative preferred stock the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed 25% of the liquidation or principal amount of such securities, and (ii) if the mandatory trigger provision requires such issuance and sale within one year of such failure and the securities include an optional deferral provision, such mandatory trigger provision need not limit the issuance of common stock or rights to purchase common stock to a maximum of 2% of the Company’s outstanding shares, (b) prohibit us from repurchasing any of our common stock prior to the date six months after the issuer applies the net proceeds of the sales of our common stock described in clause (a) to pay such unpaid distributions in full and (c) upon any liquidation, dissolution, winding up, reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to us, limit the claim of the holders of such securities (other than non-cumulative perpetual preferred stock) for distributions that accumulate during a period in which we fail to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements to (x) 25% of the principal amount of such securities then outstanding in the case of securities not permitting the issuance and sale pursuant to the provisions described in clause (a) above of securities other than common stock or rights to acquire common stock or (y) two years of accumulated and unpaid distributions (including compounded amounts thereon) in all other cases. No remedy other than “permitted remedies” will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay distributions because of the mandatory trigger provision or as a result of the issuer’s exercise of its right under an optional deferral provision until distributions have been deferred for one or more distribution periods that total together at least 10 years.

“Non-cumulative” means, with respect to any securities, that the issuer may elect not to make any number of periodic distributions or interest payments without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more “permitted remedies.” Securities that include either (i) provisions requiring us to issue non-cumulative perpetual preferred stock and common stock or rights to purchase our common stock and apply the proceeds to pay unpaid distributions on terms substantially similar to the terms of the alternative payment mechanism with respect to the CENts or (ii) a mandatory trigger provision shall also be deemed to be “non-cumulative” for all purposes of the replacement capital covenant other than the definition of qualifying non-cumulative preferred stock.

“Optional deferral provision” means, as to any securities, a provision in the terms thereof or of the related transaction agreements to the following effect:

  the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distri- butions on such securities for one or more consecutive distribution periods of up to 5 years or, if an event substantially similar to a market disruption event as described in this prospectus supple- ment is continuing, 10 years, without any remedy other than permitted remedies and the obliga- tion described below; and

  if the issuer of such securities has exhausted its right to defer distributions and no event substan- tially similar to a market disruption event is continuing, the issuer will be obligated to issue com- mon stock or rights to purchase common stock and/or non-cumulative perpetual preferred stock in an amount such that the net proceeds of such sale equal or exceed the amount of unpaid dis- tributions on such securities (including without limitation all deferred and accumulated amounts) and to apply the net proceeds of such sale to pay such unpaid distributions in full.

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), and (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying non-cumulative preferred stock” means non-cumulative perpetual preferred stock issued by us or our subsidiaries that ranks pari passu with or junior to other preferred stock of the issuer, and, for purposes of clause (a) of the definition of “mandatory trigger provision”, contains no remedies other than “permitted remedies” and is either subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or a “mandatory trigger provision” and subject to “intent-based replacement disclosure.”

“Ten-year optional deferral provision” means, as to any securities, a provision in the terms thereof or of the related transaction agreements to the effect that the issuer of such securities thereof may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to ten years without any remedy other than “permitted remedies.”

Our ability to raise proceeds from qualifying capital securities, mandatorily convertible preferred stock, common stock, debt exchangeable into equity and rights to acquire common stock during the applicable measurement period with respect to any repayment, repurchase or redemption of

CENts will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The replacement capital covenant is made for the benefit of persons that buy, hold or sell a specified series of long-term indebtedness. It may not be enforced by the holders of the CENts. Any amendment or termination of our obligations under the replacement capital covenant, other than one the effect of which is solely to impose additional restrictions on our ability to repay, redeem or repurchase CENts in any circumstance or that is not adverse to the holders of the specified series of indebtedness benefiting from the replacement capital covenant, will require the consent of the holders of at least a majority by principal amount of that series of indebtedness.

The initial series of indebtedness benefiting from our replacement capital covenant is our 5.125% Senior Notes due June 1, 2010. The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity, becomes subject to a redemption notice or is reduced to less than $100,000,000 in outstanding principal amount, subject to additional procedures. We expect that, at all times prior to September      , 2051, we will be subject to the replacement capital covenant and, accordingly, restricted in our ability to repay, redeem or repurchase the CENts.

We have the right, at our option, to amend the replacement capital covenant at any time to impose additional restrictions on the type or amount of common stock, rights to acquire common stock or securities convertible into common stock such as mandatorily convertible preferred stock or debt exchangeable into equity that we may include for purposes of determining the extent to which repayment, redemption or repurchase of the CENts is permitted in accordance with the replacement capital covenant. An amendment imposing these additional restrictions would require neither the consent of holders of CENts, nor the consent of holders of the specified series of indebtedness benefiting from the replacement capital covenant.

With respect to qualifying capital securities, on the other hand, we have agreed in the indenture for the CENts that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or repurchase of the CENts is permitted, except with the consent of holders of a majority by principal amount of the CENts.

Certain United States Federal Income Tax Consequences

This section describes the material United States federal income tax consequences of owning the CENts. It applies to you only if you acquire CENts upon their original issuance at their original offering price and you hold your CENts as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•   a dealer in securities or currencies;

•   a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•   a bank;

•   a life insurance company;

•   a tax-exempt organization;

•   a person that owns CENts that are a hedge or that are hedged against interest rate risks;

•   a person that owns CENts as part of a straddle or conversion transaction for tax purposes; or

•   a United States Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the CENts, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the CENts should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the CENts.

The CENts are a novel financial instrument, and there is no clear authority addressing their federal income tax treatment. We have not sought any rulings concerning the treatment of the CENts, and the opinion of our special tax counsel is not binding on the IRS. Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the CENts, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the CENts

In connection with the issuance of the CENts, Sullivan & Cromwell LLP, our special tax counsel, will render its opinion to us generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and analysis contained in that opinion, as well as representations we made, the CENts will be respected as indebtedness of Nelnet, Inc. for United States federal income tax purposes (although the matter is not free from doubt). The remainder of this discussion assumes that the CENts will not be recharacterized as other than indebtedness of Nelnet, Inc. for such purposes.

United States Holders

This subsection describes the tax consequences to a “United States Holder.” You are a United States Holder if you are a beneficial owner of a CENt and you are:

•   a citizen or resident of the United States;

•   a domestic corporation;

•   an estate whose income is subject to United States federal income tax regardless of its source; or

•   a trust if (1) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used in this summary, the term “non-United States Holder” means a beneficial owner that is not a United States Holder. If you are a non-United States Holder, this subsection does not apply to you and you should refer to “Non-United States Holders” below.

Interest Income and Original Issue Discount

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount, or “OID.” We believe that the likelihood of our exercising our option to defer payments is remote within the meaning of the regulations. Based on the foregoing, we believe that the CENts will not be considered to be issued with OID at the time of their original issuance. Accordingly, each holder of CENts should include in gross income interest on the CENts in accordance with that holder’s method of tax accounting.

Under the applicable Treasury Regulations, if the likelihood of our exercising our option to defer any payment of interest was determined not to be “remote”, or if we exercised that option, the CENts would be treated as issued with OID at the time of issuance or at the time of that exercise, as the case may be, and all stated interest on the CENts would thereafter be treated as OID as long as the CENts remained outstanding. In that event, all of a holder’s taxable interest income relating to the CENts would consist of OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of that United States Holder’s method of tax accounting, and actual payments of stated interest would not be reported as taxable income. Consequently, during a deferral period a holder of CENts would be required to include in gross income OID even though we have not made current payments on the CENts.

We believe, and the following discussion assumes, that, if the option to defer any payment of interest was exercised, the likelihood of any deferred interest being ultimately cancelled as a result of the application of the caps on the amount of securities we are required to sell under the alternative payment mechanism, as described in “Summary of Terms of CENts—Option to Defer Interest Payments”, will be remote within the meaning of the regulations and will therefore not affect the calculation of interest at that time. In the event that deferred interest was ultimately cancelled, a United States Holder would recognize a loss in the amount of the cancelled interest that the United States Holder had previously accrued in income. The character of such loss as ordinary or capital would be unclear. The CENts would then be treated as original issue discount instruments issued on the date such deferred interest was cancelled.

No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term “remote” as used in the applicable Treasury Regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Because income on the CENts will constitute interest or OID, corporate holders of CENts will not be entitled to a dividends-received deduction relating to any income recognized relating to the CENts.

Sales of CENts

A United States Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the CENts and the amount realized on the sale of those CENts. Assuming that we do not exercise our option to defer payments of interest on the CENts and that the CENts are not deemed to be issued with OID, a United States Holder’s adjusted tax basis in the CENts generally will be its initial purchase price. If the CENts are deemed to be issued with OID, a United States Holder’s tax basis in the CENts generally will be its initial purchase price, increased by OID previously includible in that United States Holder’s gross income to the date of disposition and decreased by payments received on the CENts from and including the date that the CENts were deemed to be issued with OID. That gain or loss generally will be a capital gain or loss, except to the extent of any payment of accrued interest not previously included in income (and not treated as OID) and generally will be long-term capital gain or loss if the CENts have been held for more than one year.

Should we exercise our option to defer payment of interest on the CENts, the CENts may trade at a price that does not fully reflect the accrued but unpaid interest relating to the CENts. In the event of that deferral, a United States Holder who disposes of its CENts between record dates for payments of interest will be required to include in income as ordinary income accrued but unpaid interest on the CENts to the date of disposition and to add that amount to its adjusted tax basis in its ratable share of the CENts deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding

Generally, income on the CENts will be subject to information reporting. In addition, United States Holders may be subject to a backup withholding tax on those payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of the CENts. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Assuming that the CENts will be respected as indebtedness of Nelnet, Inc., under current United States federal income tax law, no withholding of United States federal income tax will apply to a payment on a CENt to a non-United States Holder under the “Portfolio Interest Exemption”, provided that:

•   that payment is not effectively connected with the holder’s conduct of a trade or business in the United States;

•   the non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•   the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•   the non-United States Holder satisfies the statement requirement by providing to the withholding agent, in accordance with specified procedures, a statement to the effect that that holder is not a United States person (generally through the provision of a properly executed Form W-8BEN).

If a non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the CENts (including payments in respect of OID, if any, on the CENts) made to a non-United States Holder will be subject to a 30 percent United States federal withholding tax, unless that holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the capital security is not subject to withholding tax because it is effectively connected with that holder’s conduct of a trade or business in the United States.

If a non-United States Holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States Holder maintains a permanent establishment within the United States) and the interest on the CENts is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), that non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that non-United States Holder were a United States Holder. In addition, a non-United States Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain tax treaties apply, those lower rates as provided) branch profits tax.

If, contrary to the opinion of our special tax counsel, CENts were recharacterized as equity of Nelnet, Inc., payments on the CENts would generally be subject to U.S. withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty. Consistent with the opinion of special tax counsel, Nelnet intends to treat the CENts as indebtedness for U.S. federal income tax purposes rather than equity and accordingly will withhold U.S. tax (other than backup withholding tax, as described below) on payments on the CENts made to non-United States Holders only, as described in the three preceding paragraphs.

Any gain realized on the disposition of a CENt generally will not be subject to United States federal income tax unless:

•   that gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States Holder within the United States); or

•   the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a distribution on a CENt to a non-United States Holder, or to proceeds from the disposition of a CENt by a non-United States Holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States Holder and neither we nor our paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In general, if a CENt is not held through a qualified intermediary, the amount of payments made on that CENt, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CENTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Underwriting

Nelnet and the underwriters named below have entered into an underwriting agreement relating to the offer and sale of the CENts. In the underwriting agreement, we have agreed to sell to each underwriter, and each underwriter has agreed to purchase from us, the number of CENts set forth opposite its name below:

Name	Principal Amount of
CENts

J.P. Morgan Securities Inc.	$
Citigroup Global Markets Inc.	$
Lehman Brothers Inc.	$
Banc of America Securities LLC	$

Total	$

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the CENts from us, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the CENts if any are purchased.

The underwriters have advised us that they propose to offer the CENts to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the CENts to selected dealers at the public offering price minus a selling concession of up to $ per CENt. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to $ per CENt to certain other dealers. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

In connection with the offering of the CENts, we have agreed:

•   that we will pay our expenses related to this offering, which we estimate will be approximately $           ;

•   to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act; and

•   that until the closing of the sale of the CENts, we will not, without the consent of the underwriters, offer or sell any securities that are substantially similar to the CENts.

Furthermore, each underwriter has represented, warranted and agreed that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the CENts to the public in that Relevant Member State prior to the publication of a prospectus in relation to the CENts which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the CENts to the public in that Relevant Member State at any time to (i) legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than A43,000,000 and (3) an annual net turnover of more than A50,000,000 as shown in its last annual or consolidated accounts; or (iii) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this paragraph, the expression an “offer of the CENts to the public” in relation to any CENts in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the CENts to be offered so as to enable an investor to decide to purchase or subscribe for the CENts, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

In connection with this offering, J.P. Morgan Securities Inc. may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the CENts in the open market for the purpose of pegging, fixing or maintaining the price of the CENts. Syndicate covering transactions involve purchases of the CENts in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the CENts originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the CENts to be higher than it would otherwise be in the absence of those transactions. If J.P. Morgan Securities Inc. engages in stabilizing, syndicate covering transactions or penalty bids it may discontinue them at any time.

Certain of the underwriters engage in transactions with and perform services for us and our affiliates in the ordinary course of business.

We will deliver the CENts to the underwriters at the closing of this offering when the underwriters pay us the purchase price of the CENts. The underwriting agreement provides that the closing will occur on September      , 2006, which is five business days after the date of this prospectus supplement. Rule 15c6-l under the Exchange Act generally requires that securities trades in the secondary market settle in three business days, unless the parties to a trade expressly agree otherwise.

Legal Matters

Certain legal matters in connection with the offering will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York with respect to U.S. federal and New York State law and by Perry, Guthery, Haase & Gessford, P.C., L.L.O. with respect to matters of Nebraska law. Attorneys employed by, and an Of Counsel to, Perry, Guthery, Haase & Gessford, P.C., L.L.O. owned an aggregate of 66,024 shares of our Class A common stock as of September 18, 2006. The underwriters are being represented by Davis Polk & Wardwell, New York, New York. Sullivan & Cromwell LLP, New York, New York acted as special structuring counsel and advised Nelnet as to certain United States federal income taxation matters.

Experts

Our consolidated financial statements as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC under the Securities Act a registration statement on Form S 3 relating to the offered securities. This prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement in accordance with the rules and regulations of the SEC and we refer you to the registration statement for the omitted information. The registration statement is available at the SEC’s Public Reference Room or through its web site, each located as described below.

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about us. You can inspect and copy these materials at the SEC’s Public Reference Room at Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1 800 SEC 0330. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC’s Internet address is http://www.sec.gov. You can also inspect these materials at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information by referring you to another document filed separately with the SEC. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below which have been filed by us with the SEC and any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

  our annual report on Form 10 K for the year ended December 31, 2005;

  our quarterly reports on Form 10-Q for the periods ended March 31, 2006 and June 30, 2006; and

  our current reports on Form 8-K filed on January 11, 2006, February 21, 2006, February 24, 2006, April 20, 2006, May 23, 2006, June 1, 2006 and June 26, 2006.

We are also incorporating by reference the information contained in all other documents that we file with the SEC between the date of this prospectus supplement and the termination of the offering of the notes. The information contained in any of these documents will be considered part of this prospectus supplement from the date these documents are filed.

If you would like to receive a copy of any document incorporated by reference into this prospectus supplement (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this prospectus) or our constitutional documents, you should call or write to us at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508 (telephone (402) 458-2370). We will provide these documents, without charge, by first class mail.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated by reference into this prospectus supplement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus supplement does not extend to you. The information contained in this prospectus supplement speaks only as of the date of this document, unless the information specifically indicates that another date applies.

PROSPECTUS

$750,000,000

Nelnet, Inc.

Class A Common Stock, Preferred Stock, Debt Securities, Warrants to Purchase Class A Common Stock, Preferred Stock or Debt Securities, Stock Purchase Contracts and Stock Purchase Units

     The following are types of securities that may be offered and sold by Nelnet, Inc. under this prospectus up to an aggregate initial public offering price of $750,000,000:

  Nelnet, Inc. Class A common stock;

  Nelnet, Inc. preferred stock;

  Nelnet, Inc. unsecured debt securities;

  Nelnet, Inc. warrants to purchase Class A common stock, preferred stock or debt securities; and

  Nelnet, Inc. stock purchase contracts and stock purchase units.

     A prospectus supplement, which must accompany this prospectus, will describe the securities being offered and sold, as well as their specific terms. Those terms may include, among others, as applicable:

  aggregate number of shares or principal amount;

  issue price;

  denomination;

  currency or composite currency;

  maturity;

  interest rate;

  dividend rate;

  sinking fund terms;

  ranking;

  redemption terms;

  conversion terms;

  listing on a securities exchange;

  amount payable at maturity; and

  liquidation preference.

     The prospectus supplement may also supplement or update information contained in this prospectus; provided that such information does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Shares of Nelnet, Inc. Class A common stock are traded on the New York Stock Exchange under the symbol “NNI.” The closing price of Nelnet, Inc. Class A common stock was $35.49 per share on May 12, 2005.

     INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4.

May 12, 2005

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements and information that are based on management’s current expectations as of the date of this document. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results to be materially different from those reflected in such forward looking statements. These factors include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations, which may reduce the volume, average term and costs of yields on student loans under the Federal Family Education Loan Program of the U.S. Department of Education, or result in loans being originated or refinanced under non-FFELP programs or may affect the terms upon which banks and others agree to sell FFELP loans to us. We could also be affected by changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in the general interest rate environment and in the securitization markets for education loans, which may increase the costs or limit the availability of financings necessary to initiate, purchase or carry education loans; losses from loan defaults; and changes in prepayment rates and credit spreads. References to “we,” “us,” “our,” “Nelnet” and “the Company” refer to Nelnet, Inc. and its subsidiaries.

NELNET, INC.

     We are one of the leading education finance companies in the United States and are focused on providing quality student loan products and services to students and schools nationwide. We rank among the nation’s leaders in terms of total net student loan assets with $13.5 billion as of December 31, 2004. Headquartered in Lincoln, Nebraska, we originate, consolidate, securitize, hold and service student loans, principally loans originated under the Federal Family Education Loan Program, which we refer to as the FFEL Program or FFELP.

     We offer a broad range of financial services and technology-based products. Our products are designed to simplify the student loan process by automating financial aid delivery, loan processing and funds disbursement. Our infrastructure, technological expertise and breadth of product and service offerings connect the key constituents of the student loan process, including lenders, financial aid officers, guaranty agencies, governmental agencies, student and parent borrowers, servicers and the capital markets, thereby streamlining the education finance process.

     Our business is comprised of three primary product and service offerings:

  Asset Management, Including Student Loan Originations and Acquisitions. We provide student loan marketing, origination, acquisition and portfolio management. We own a large portfolio of student loan assets through a series of education lending subsidiaries. The education lending subsidiaries primarily invest in student loans, through an eligible lender trustee, made under Title IV of the Higher Education Act of 1965, as amended, or the Higher Education Act. Certain of our subsidiaries also invest in non-federally insured student loans. We obtain loans through direct origination or through acquisition of loans. We also provide marketing, sales, managerial and administrative support related to our asset generation activities.

  Student Loan and Guarantee Servicing. We service our student loan portfolio and the portfolios of third parties. Servicing activities include loan origination activities, application processing, borrower updates, payment processing, due diligence procedures and claim processing. In December 2004, we purchased EDULINX Canada Corporation, or EDULINX. EDULINX is a Canadian corporation that engages in servicing Canadian student loans. As of December 31, 2004, we serviced or provided to third parties complete outsourcing of servicing activities as follows:
	Nelnet	%	Third Party	%	Total
			(dollars in millions)
FFELP and private loans	$11,888	56%	$9,188	44%	$21,076
Canadian loans	—	—	7,213	100%	7,213
Total	$11,888	42%	$16,401	58%	$28,289

  We also provide servicing support to guaranty agencies, which includes system software, hardware and telecommunication support, borrower and loan updates, default aversion tracking services, claim processing services and post-default collection services. As of December 31, 2004, we provided servicing support to agencies that guarantee more than $19 billion of FFELP loans.

  Servicing Software. We use internally developed student loan servicing software and also provide this software to third-party student loan holders and servicers. As of December 31, 2004, our software was used to service more than $50 billion in student loans, which included $29 billion serviced by third parties using our software.

RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before investing in our securities. Investing in our securities involves a high degree of risk. If any of the following risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected. In that event, the trading price of our securities could decline and you may lose part or all of your investment.

     Failure to comply with governmental regulations or guaranty agency rules could harm our business.

     Our principal business is comprised of originating, acquiring, holding and servicing student loans made and guaranteed pursuant to the FFEL Program, which was created by the Higher Education Act. The Higher Education Act governs most significant aspects of our lines of business. We are also subject to rules and regulations of the agencies that act as guarantors of the student loans, known as guaranty agencies. In addition, we are subject to certain federal and state banking laws, regulations and examinations, as well as federal and state consumer protection laws and regulations, including, specifically with respect to our non-federally insured loan portfolio, certain state usury laws and related regulations and the Federal Truth in Lending Act. Also, Canadian laws and regulations govern our Canadian loan servicing operations. These laws and regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Failure to comply with these laws and regulations could result in liability to borrowers, the imposition of civil penalties and potential class action suits.

     Our failure to comply with regulatory regimes described above may arise from:

  breaches of our internal control systems, such as a failure to adjust manual or automated servicing functions following a change in regulatory requirements;

  technological defects, such as a malfunction in or destruction of our computer systems; or

  fraud by our employees or other persons in activities such as borrower payment processing.

     Such failure to comply, irrespective of the reason, could subject us to loss of the federal guarantee on FFELP loans, costs of curing servicing deficiencies or remedial servicing, suspension or termination of our right to participate in the FFEL Program or to participate as a servicer, negative publicity and potential legal claims or actions brought by our servicing customers and borrowers.

We must satisfy certain requirements necessary to maintain the federal guarantees of our FFELP loans, and we may incur penalties or lose our guarantees if we fail to meet these requirements.

     We must meet various requirements in order to maintain the federal guarantee on our FFELP loans. These requirements establish servicing requirements and procedural guidelines and specify school and borrower eligibility criteria. The federal guarantee on our FFELP loans is conditioned on compliance with origination, servicing and collection standards set by the U.S. Department of Education, or the Department, and guaranty agencies. FFELP loans that are not originated, disbursed or serviced in accordance with the Department’s regulations risk partial or complete loss of the guarantee thereof. If we experience a high rate of servicing deficiencies or costs associated with remedial servicing, and if we are unsuccessful in curing such deficiencies, the eventual losses on the loans that are not cured could be material.

     A guaranty agency may reject a loan for claim payment due to a violation of the FFEL Program due diligence servicing requirements. In addition, a guaranty agency may reject claims under other circumstances, including, for example, if a claim is not timely filed or adequate documentation is not maintained. Once a loan ceases to be guaranteed, it is ineligible for federal interest subsidies and special allowance payments. If a loan is rejected for claim payment by a guaranty agency, we continue to pursue the borrower for payment and/or institute a process to reinstate the guarantee.

     Rejections of claims as to portions of interest may be made by guaranty agencies for certain violations of the due diligence collection and servicing requirements, even though the remainder of a claim may be paid. Examples of errors that cause claim rejections include isolated missed collection calls or failures to send collection letters as required.

     The Department has implemented school eligibility requirements, which include default rate limits. In order to maintain eligibility in the FFEL Program, schools must maintain default rates below specified levels, and both guaranty agencies and lenders are required to ensure that loans are made only to or on behalf of students attending schools that do not exceed the default rate limits.

     If we fail to comply with any of the above requirements, we could incur penalties or lose the federal guarantee on some or all of our FFELP loans. If our actual loss experience on denied guarantees were to increase substantially in future periods the impact could be material to our operations.

     Failure to comply with restrictions on inducements under the Higher Education Act could harm our business.

     The Higher Education Act generally prohibits a lender from providing certain inducements to educational institutions or individuals in order to secure applicants for FFELP loans. We have entered into arrangements with various schools pursuant to which the schools become lenders of FFELP loans to graduate students, and we provide funding, loan origination and servicing to the schools with respect to such loans. The Department challenged a similar “school-as-lender” arrangement that SLM Corporation, the parent company of Sallie Mae, previously had in place, but a federal court decision determined the arrangement fell within the parameters of regulatory guidelines established by the Department. SLM Corporation also has come under scrutiny as a result of recent claims that it makes non-federally insured loans available to students of a school only if the school, in return, promises to leave the Federal Direct Lending, or FDL, Program and market SLM Corporation’s FFELP loans to its students. The Department has stated that non-federally insured loans are legal and permissible if offered simply as a benefit to schools. We offer non-federally insured loans to student borrowers on a regular basis, but do so without requiring anything in return from the schools that these borrowers attend. In addition, because guidance from the Department permits de minimis gifts in connection with marketing of FFELP loans, from time to time we entertain school financial aid officers at student loan industry conferences and functions and sponsor promotional events such as lunches and golf outings. If the Department were to change its position on any of these matters, we may have to change the way we market non-federally insured and FFELP loans and a new marketing strategy may not be as effective as is our current strategy. If we fail to respond to the Department’s change in position, the Department could potentially impose sanctions upon us that could negatively impact our business.

     We have also entered into various agreements to acquire marketing lists of prospective FFELP loan borrowers from sources such as college alumni associations. We pay to acquire these lists and for the completed applications for loans resulting therefrom. We believe that such arrangements are permissible and do not violate restrictions on inducements, as they fit within a regulatory exception recognized by the Department for generalized marketing and advertising activities. The Department has provided informal guidance to us that such arrangements are not improper inducements, since such arrangements fall within the generalized marketing exception. If the Department were to change its position, this could harm our reputation and marketing efforts and, if we fail to adjust our practices to such change, could potentially result in the Department imposing sanctions on us. Such sanctions could negatively impact our business.

     Possible changes in legislation and regulations could have a negative impact upon our business.

     Pursuant to the terms of the Higher Education Act, the FFEL Program is periodically amended, and the Higher Education Act must be reauthorized by Congress every five to six years in order to prevent sunset of that Act. Changes in the Higher Education Act made in the two most recent reauthorizations have included reductions in student loan yields paid to lenders, increased fees paid by lenders and a decreased level of federal guarantee. Future changes could result in further negative impacts on our business. Moreover, there can be no assurance that the provisions of the Higher Education Act, which is scheduled to expire on September 30, 2005, will be reauthorized. While Congress has consistently extended the effective date of the Higher Education Act, it may elect not to reauthorize the Department’s ability to provide interest subsidies, special allowance payments and federal guarantees for student loans. A failure to reauthorize such provisions of the Higher Education Act would reduce the number of FFELP loans available for us to originate or acquire in the future. With respect to EDULINX, changes in the Canada Student Loans Program, or the CSLP, which governs the majority of the loans serviced by EDULINX, could result in a similar negative impact on EDULINX’s business.

     Some of the highlights of specific proposed legislation and President Bush’s fiscal year 2006 budget proposals that, if enacted, could have an adverse effect on our operations, in no particular order, include:

  allowing refinancing of consolidation loans, which would open approximately 59% of our portfolio to such refinancing;

  increasing origination fees paid by lenders in connection with making or holding loans;

  allowing for variable-rate consolidation loans and extended repayment terms of Stafford loans, which would lead to fewer loans lost through consolidation of our portfolio, but would also decrease consolidation opportunities;

  changes to the FFEL Program guarantee rates and terms, including proposals for a decrease in insurance on portfolios receiving the benefit of the Exceptional Performance designation from 100% to 97% or greater of principal and accrued interest and a decrease in insurance on portfolios not subject to the Exceptional Performance designation from 98% to 95% of principal and accrued interest;

  eliminating variable-rate floor income, including prospectively and permanently eliminating the 9.5% floor interest rate on loans refinanced with funds from pre-1993 tax-exempt financings, or the 9.5% Floor, and eliminating rebate of excess earnings on loans where the borrower rate is in excess of the lender rate;

  limiting and/or preventing a FFEL Program lender from making a consolidation loan consisting of only FDL loans; and

  initiatives aimed at promoting the FDL Program to the detriment of the FFEL Program.

     In addition, Senator Edward M. Kennedy of Massachusetts and others have been proponents of legislation which could act to retroactively remove eligibility for the 9.5% Floor from FFELP loans that have, prior to September 30, 2004, been refinanced with proceeds of taxable obligations. We cannot predict whether such legislation will be advanced in the future. If such retroactive legislation were to be enacted and withstand legal challenge, it would have a material adverse effect upon our financial condition and results of operations. Senator Kennedy called for such retroactive legislation during congressional debate in October 2004. However, the Department has indicated that receipt of the 9.5% Floor income is permissible under current law and previous interpretations thereof. We cannot predict whether the Department will maintain its position in the future on the permissibility of the 9.5% Floor.

     We cannot predict whether the above legislative or budget proposals will be enacted into law, but they may form some of the framework utilized by Congress in negotiating the fiscal year 2006 budget resolution and reauthorization of the Higher Education Act. In addition, the Department oversees and implements the Higher Education Act and periodically issues regulations and interpretations of that Act. Changes in such regulations and interpretations could negatively impact our business.

     Variation in the maturities, timing of rate reset and variation of indices of our assets and liabilities may pose risks to us.

     Because we generate the majority of our earnings from the spread between the yield received on our portfolio of student loans and the cost of financing these loans, the interest rate sensitivity of the balance sheet could have a material effect on our results of operations. The majority of our student loans have variable-rate characteristics in interest rate environments where the special allowance payment formula exceeds the borrower rate. Some of our student loans, primarily consolidation loans, include fixed-rate components depending upon loan terms and the rate reset provisions set by the Department. We have financed the majority of our student loan portfolio with variable-rate debt. Absent utilization of derivative instruments to match the interest rate characteristics and duration of the assets and liabilities, fluctuations in the interest rate environment will affect our results of operations. Such fluctuations may be adverse and may be material.

     In the current low interest rate environment, our FFELP loan portfolio is yielding excess income due to variable-rate liabilities financing student loans at a fixed borrower rate. Absent the use of derivative instruments, a rise in interest rates will have an adverse effect on earnings and fair values due to interest margin compression caused by increasing financing costs, until such time as the FFELP loans earn interest at a variable rate in accor-

dance with the special allowance payment formula. In higher interest rate environments, where the interest rate rises above the borrower rate and fixed-rate loans become variable, the impact of the rate fluctuations is reduced. Loans that reset annually on each July 1 can generate excess spread income as compared to the rate based on the special allowance payment formula in declining interest rate environments where the borrower rate establishes a floor on our variable-rate assets. We refer to this additional income as variable-rate floor income, and it is included in loan interest income. Historically, we have earned variable-rate floor income in declining interest rate environments. Since the rates are reset annually, we view these earnings as temporary and not necessarily sustainable. Our ability to earn variable-rate floor income in future periods is dependent upon the interest rate environment following the annual reset of borrower rates, and we cannot assure that a favorable interest rate environment for us will exist in the future.

     Due to the variability in duration of our assets and varying market conditions, we do not attempt to perfectly match the interest rate characteristics of our entire loan portfolio with the underlying debt instruments. This mismatch in duration and interest rate characteristics could have a negative impact on our results of operations. We have employed various derivative instruments to somewhat offset this mismatch. Changes in interest rates and the composition of our student loan portfolio and derivative instruments will impact the effect of interest rates on our earnings, and we cannot predict any such impact with any level of certainty.

     Market risks to which we are subject may have an adverse impact upon our business and operations.

     Our primary market risk exposure arises from fluctuations in our borrowing and lending rates, the spread between which could be impacted by shifts in market interest rates. The borrower rates on FFELP loans are generally reset by the Department each July 1 based on a formula determined by the date of the origination of the loan, with the exception of rates on consolidation loans, which are fixed to term. The interest rate we actually receive on FFELP loans is the greater of the borrower rate and a rate determined by a formula based on a spread to either the 91-day Treasury Bill index or the 90-day commercial paper index, depending on when the loans were originated and the current repayment status of the loans.

     We issue asset-backed securities, both fixed- and variable-rate, to fund our student loan assets. The variable-rate debt is generally indexed to 90-day LIBOR or set by auction. The income generated by our student loan assets is generally driven by different short-term indices than our liabilities, which creates interest rate risk. We have historically borne this risk internally through the net spread on our portfolio while continuing to monitor this interest rate risk.

     We purchased EDULINX in December 2004. EDULINX is a Canadian corporation that engages in servicing Canadian student loans. As a result of this acquisition, we are also exposed to market risk related to fluctuations in foreign currency exchange rates between the U.S. and Canadian dollars. We have not entered into any foreign currency derivative instruments to hedge this risk. Fluctuations in foreign currency exchange rates may have an adverse effect on our financial position, results of operations and cash flows.

     Our derivative instruments may not be successful in managing our interest rate risks.

     When we utilize derivative instruments, we utilize them to manage interest rate sensitivity. Although we do not use derivative instruments for speculative purposes, the majority of our derivative instruments do not qualify for hedge accounting under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, or SFAS No. 133; consequently, the change in fair value of these derivative instruments is included in our operating results. Changes or shifts in the forward yield curve can significantly impact the valuation of our derivatives. Accordingly, changes or shifts to the forward yield curve will impact our financial position, results of operations and cash flows. The derivative instruments used by us are typically in the form of interest rate swaps, basis swaps and interest rate caps. Interest rate swaps effectively convert variable-rate debt obligations to a fixed rate or fixed-rate debt obligations to a variable rate. Basis swaps effectively convert variable-rate debt obligations to a variable rate based on a different index. Interest rate caps effectively limit the maximum interest on variable-rate debt obligations.

     Developing an effective strategy for dealing with movements in interest rates is complex, and no strategy can completely insulate us from risks associated with such fluctuations. In addition, a counterparty to a derivative instrument could default on its obligation, thereby exposing us to credit risk. Further, we may have to repay cer-

tain costs, such as transaction fees or brokerage costs, if we terminate a derivative instrument. Finally, our interest rate risk management activities could expose us to substantial losses if interest rates move materially differently from management’s expectations. As a result, we cannot assure that our economic hedging activities will effectively manage our interest rate sensitivity or have the desired beneficial impact on our results of operations or financial condition.

     When the fair value of a derivative instrument is negative, we owe the counterparty and, therefore, have no credit risk. However, if the value of derivatives with a counterparty exceeds a specified threshold, we may have to pay a collateral deposit to the counterparty. If interest rates move materially differently from management’s expectations, we could be required to deposit a significant amount of collateral with our derivative instrument counterparties. The collateral deposits, if significant, could negatively impact our capital resources and liquidity. We manage market risks associated with interest rates by establishing and monitoring limits as to the types and degree of risk that may be undertaken.

We face liquidity risks due to the fact that our operating and warehouse financing needs are substantially provided by third-party sources.

     Our primary funding needs are those required to finance our student loan portfolio and satisfy our cash requirements for new student loan originations and acquisitions, operating expenses and technological development. Our operating and warehouse financings are substantially provided by third parties, over which we have no control. Unavailability of such financing sources may subject us to the risk that we may be unable to meet our financial commitments to creditors, branding partners, forward flow lenders or borrowers when due unless we find alternative funding mechanisms.

     We rely upon conduit warehouse loan financing vehicles to support our funding needs on a short-term basis. There can be no assurance that we will be able to maintain such warehouse financing in the future. As of December 31, 2004, we had a student loan warehousing capacity of $4.3 billion, of which $2.5 billion was outstanding, through 364-day commercial paper conduit programs. These conduit programs mature in 2005 through 2009; however, they must be renewed annually by underlying liquidity providers and may be terminated at any time for cause. There can be no assurance we will be able to maintain such conduit facilities, find alternative funding or increase the commitment level of such facilities, if necessary. While our conduit facilities have historically been renewed for successive terms, there can be no assurance that this will continue in the future. We have two general operating lines of credit that are for terms of less than one year each, are renewable at the option of the lenders and may be terminated at any time for cause. In addition, we have a credit facility agreement with a Canadian financial institution that is cancelable by either party upon demand.

     Characteristics unique to asset-backed securitization pose risks to our continued liquidity.

     We have historically relied upon, and expect to continue to rely upon, asset-backed securitizations as our most significant source of funding for student loans on a long-term basis. As of December 31, 2004 and 2003, $11.8 billion and $9.3 billion, respectively, of our student loans were funded by long-term asset-backed securitizations. The net cash flow we receive from the securitized student loans generally represents the excess amounts, if any, generated by the underlying student loans over the amounts required to be paid to the bondholders, after deducting servicing fees and any other expenses relating to the securitizations. In addition, some of the residual interests in these securitizations have been pledged to secure additional bond obligations. Our rights to cash flow from securitized student loans are subordinate to bondholder interests, and these loans may fail to generate any cash flow beyond what is due to pay bondholders.

     The interest rates on certain of our asset-backed securities are set and periodically reset via a “dutch auction” utilizing remarketing agents for varying intervals ranging from seven to 91 days. Investors and potential investors submit orders through a broker-dealer as to the principal amount of notes they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients’ orders to the auction agent or remarketing agent, who determines the interest rate for the upcoming period. If there are insufficient potential bid orders to purchase all of the notes offered for sale or being repriced, we could be subject to interest costs substantially above the anticipated and historical rates paid on these types of securities. A failed auction or remarketing could also reduce the investor base of our other financing and debt instruments.

     In addition, rising interest rates existing at the time our asset-backed securities are remarketed may cause other competing investments to become more attractive to investors than our securities, which may decrease our liquidity.

     Future losses due to defaults on loans held by us present credit risk which could adversely affect our earnings.

     As of December 31, 2004, more than 99% of our student loan portfolio was comprised of FFELP loans. These loans benefit from a federal guarantee of between 98% and 100% of their principal balance and accrued interest.

     In June 2004, we were designated as an Exceptional Performer by the Department in recognition of our exceptional level of performance in servicing FFEL Program loans. As a result of this designation, we are not subject to the 2% risk sharing loss for eligible claims submitted during a 12-month period. We are entitled to receive this benefit as long as we and/or our other service providers designated as Exceptional Performers continue to meet the required servicing standards published by the Department. Compliance with such standards is assessed on a quarterly basis. We bear full risk of losses experienced with respect to the unguaranteed portion of our FFELP loans (those loans not serviced by a service provider designated as an Exceptional Performer). If we or a third-party service provider were to lose its Exceptional Performance designation, either by the Department discontinuing the program or us or the third party not meeting the required servicing standards, loans serviced by us or the third party would become subject to the 2% risk sharing loss for all claims submitted after any loss of the Exceptional Performance designation. If the Department discontinued the program, we would have to establish a provision for loan losses related to the 2% risk sharing. Based on the balance of FFELP loans outstanding as of December 31, 2004, this provision would be approximately $9.0 million. In addition, President Bush’s fiscal year 2006 budget proposals provide for a decrease in insurance (i) under the Exceptional Performer designation from 100% to 97% or greater and (ii) on portfolios not subject to the Exceptional Performer designation from 98% to 95% of principal and accrued interest. We cannot predict whether the budget proposals will be enacted into law, but they may form some of the framework for Congress as it negotiates the fiscal year 2006 budget resolution.

     Losses on our non-federally insured loans are borne by us, with the exception of certain privately insured loans. Privately insured loans constitute a minority of our non-federally insured loan portfolio. The loan loss pattern on our non-federally insured loan portfolio is not as developed as that on our FFELP loan portfolio. As of December 31, 2004, the aggregate principal balance of non-federally insured loans comprised less than 1% of our entire student loan portfolio; however, it is expected to increase to between 3% and 5% over the next three to five years. There can be no assurance that this percentage will not further increase over the long term. The performance of student loans in the portfolio is affected by the economy, and a prolonged economic downturn may have an adverse effect on the credit performance of these loans.

     While we have provided allowances estimated to cover losses that may be experienced in both our FFELP and non-federally insured loan portfolios, there can be no assurance that such allowances will be sufficient to cover actual losses in the future.

     We could experience cash flow problems if a guaranty agency defaults on its guarantee obligation.

     A deterioration in the financial status of a guaranty agency and its ability to honor guarantee claims on defaulted student loans could result in a failure of that guaranty agency to make its guarantee payments in a timely manner, if at all. The financial condition of a guaranty agency can be adversely affected if it submits a large number of reimbursement claims to the Department, which results in a reduction of the amount of reimbursement that the Department is obligated to pay the guaranty agency. The Department may also require a guaranty agency to return its reserve funds to the Department upon a finding that the reserves are unnecessary for the guaranty agency to pay its FFEL Program expenses or to serve the best interests of the FFEL Program.

     If the Department has determined that a guaranty agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department, and the Department is required to pay the full guarantee claim. However, the Department’s obligation to pay guarantee claims directly in this fashion is contingent upon the Department making the determination that a guaranty agency is unable to meet its guarantee obligations. The Department may not ever make this determination with respect to a guaranty agency and, even if the Department does make this determination, payment of the guarantee claims may not be made in a timely manner, which could result in us experiencing cash shortfalls.

     Failure of counterparties to perform under credit enhancement agreements could harm our business.

     In connection with our securitizations, we periodically utilize credit enhancements or other support agreements such as letters of credit, bond insurance and interest rate swap agreements. We utilize these credit enhancement agreements in order to improve the marketability of certain of our asset-backed securities when such enhancements will lower the overall costs with respect to these securities. We cannot assure performance of the counterparties to these various agreements, and failure of such counterparties to perform their obligations under these agreements could impair the viability of the underlying debt or securitization structures, which in turn could adversely impact our results of operations and financial condition.

     Competition created by the FDL Program and from other lenders and servicers may adversely impact our business.

     Under the FDL Program, the Department makes loans directly to student borrowers through the educational institutions they attend. The volume of student loans made under the FFEL Program and available for us to originate or acquire may be reduced to the extent loans are made to students under the FDL Program. In addition, if the FDL Program expands, to the extent the volume of loans serviced by us is reduced, we may experience reduced economies of scale, which could adversely affect earnings. Loan volume reductions could further reduce amounts received by the guaranty agencies available to pay claims on defaulted student loans.

     In the FFEL Program market, we face significant competition from SLM Corporation. SLM Corporation services nearly half of all outstanding FFELP loans and is the largest holder of student loans. We also face intense competition from other existing lenders and servicers. As we expand our student loan origination and acquisition activities, that expansion may result in increased competition with some of our servicing customers. This has in the past resulted in servicing customers terminating their contractual relationships with us, and we could in the future lose more servicing customers as a result. As we seek to further expand our business, we will face numerous other competitors, many of which will be well established in the markets we seek to penetrate. Some of our competitors are much larger than us, have better name recognition and have greater financial and other resources. In addition, several competitors have large market capitalizations or cash reserves and are better positioned to acquire companies or portfolios in order to gain market share. Furthermore, many of the institutions with which we compete have significantly more equity relative to their asset bases. Consequently, such competitors may have more flexibility to address the risks inherent in the student loan business. Finally, some of our competitors are tax-exempt organizations which do not pay federal or state income taxes and which generally receive floor income on certain tax-exempt obligations on a greater percentage of their student loan portfolio because they have financed a greater percentage of their student loans with tax-exempt obligations issued prior to October 1, 1993. These factors could give our competitors a strategic advantage.

     Higher rates of prepayments of student loans could reduce our profits.

     Pursuant to the Higher Education Act, borrowers may prepay loans made under the FFEL Program at any time. Prepayments may result from consolidating student loans, which tends to occur more frequently in low interest rate environments, from borrower defaults, which will result in the receipt of a guarantee payment, and from voluntary full or partial prepayments, among other things. High prepayment rates will have the most impact on our asset-backed securitization transactions priced in relation to LIBOR. The rate of prepayments of student loans may be influenced by a variety of economic, social and other factors affecting borrowers, including interest rates and the availability of alternative financing. Our profits could be adversely affected by higher prepayments, which would reduce the amount of interest we receive and expose us to reinvestment risk.

Increases in consolidation loan activity by us and our competitors present a risk to our loan portfolio and profitability.

     Our portfolio of FFELP loans is subject to refinancing through the use of consolidation loans, which are expressly permitted by the Higher Education Act. Consolidation loan activity may result in three detrimental effects. First, when we consolidate loans in our portfolio, the new consolidation loans have a lower yield than the loans being refinanced due to the statutorily mandated consolidation loan rebate fee of 1.05% per year. Although consolidation loans generally feature higher average balances, longer average lives and slightly higher special allowance payments, such attributes may not be sufficient to counterbalance the cost of the rebate fees. Second, and more significantly, we may lose student loans in our portfolio that are consolidated away by competing lenders. Increased consolidations of student loans by our competitors may result in a negative return on loans, when considering the origination costs or acquisition premiums paid with respect to these loans. Additionally, consolidation of loans away by competing lenders can result in a decrease of our servicing portfolio, thereby decreasing fee-based servicing income. Third, increased consolidations of our own student loans create cash flow risk because we incur upfront consolidation costs, which are in addition to the origination or acquisition costs incurred in connection with the underlying student loans, while extending the repayment schedule of the consolidated loans.

     Our student loan origination and lending activities could be significantly impacted by the reauthorization of the Higher Education Act relative to the single holder rule. For example, if the single holder rule, which generally restricts a competitor from consolidating loans away from a holder that owns all of a student’s loans, were abolished, a substantial portion of our non-consolidated portfolio would be at risk of being consolidated away by a competitor. On the other hand, abolition of the rule would also open up a portion of the rest of the market and provide us with the potential to gain market share. Other potential changes to the Higher Education Act relating to consolidation loans that could adversely impact us include allowing refinancing of consolidation loans, which would open approximately 59% of our portfolio to such refinancing, and increasing origination fees paid by lenders in connection with making consolidation loans.

     The volume of available student loans may decrease in the future and may adversely affect our income.

     Our student loan originations generally are limited to students attending eligible educational institutions in the United States. Volumes of originations are greater at some schools than others, and our ability to remain an active lender at a particular school with concentrated volumes is subject to a variety of risks, including the fact that each school has the option to remove us from its “preferred lender” list or to add other lenders to its “preferred lender” list, the risk that a school may enter the FDL Program or the risk that a school may begin making student loans itself. We acquire student loans through forward flow commitments with other student loan lenders, but each of these commitments has a finite term. There can be no assurance that these lenders will renew or extend their existing forward flow commitments on terms that are favorable to us, if at all, following their expiration.

     In addition, as of December 31, 2004, third parties owned approximately 58% of the loans we serviced. To the extent that third-party servicing clients reduce the volume of student loans that we process on their behalf, our income would be reduced, and, to the extent the related costs could not be reduced correspondingly, net income could be materially adversely affected. Such volume reductions occur for a variety of reasons, including if third-party servicing clients commence or increase internal servicing activities, shift volume to another service provider, perhaps because such other service provider does not compete with the client in student loan originations and acquisitions, or exit the FFEL Program completely.

Special allowance payments on student loans originated or acquired with the proceeds of certain tax-exempt obligations may limit the interest rate on certain student loans to our detriment.

     Student loans originated or acquired with the proceeds of tax-exempt obligations issued prior to October 1, 1993, as well as student loans acquired with the sale proceeds of those student loans, receive only a portion of the special allowance payment which they would otherwise be entitled to receive, but those made prior to October 30, 2004 are guaranteed a minimum rate of return of 9.5% per year, less the applicable interest rate for the student loan.

     As of December 31, 2004, approximately $3.0 billion of our student loan portfolio was comprised of loans that were previously financed with the proceeds of tax-exempt obligations issued prior to October 1, 1993. Based upon provisions of the Higher Education Act and related interpretations by the Department, we believe that, for each of these student loans, we will receive partial special allowance payments, subject to the 9.5% Floor. However, the Department may change its regulations or its interpretations of existing regulations, or the Higher Education Act may be amended, to eliminate this special allowance payment treatment. In this event, we would receive regular special allowance payments, but with no minimum rate of return.

     In the current low interest rate environment, we generally receive partial special allowance payments and the 9.5% Floor with respect to our eligible student loans originated or acquired with qualifying tax-exempt proceeds. In a higher interest rate environment, however, the regular special allowance payments on loans not originated or acquired with qualifying tax-exempt proceeds may exceed the total subsidy to holders of eligible loans originated or acquired with qualifying tax-exempt proceeds. Thus, in a higher interest rate environment, these loans could have an adverse effect upon our earnings.

     Failures in our information technology system could materially disrupt our business.

     Our servicing and operating processes are highly dependent upon our information technology system infrastructure, and we face the risk of business disruption if failures in our information systems occur, which could have a material impact upon our business and operations. We depend heavily on our own computer-based data processing systems in servicing both our own student loans and those of third-party servicing customers. If servicing errors do occur, they may result in a loss of the federal guarantee on the FFELP loans serviced or in a failure to collect amounts due on the student loans that we serviced. In addition, although we regularly back up our data and maintain detailed disaster recovery plans, we do not maintain fully redundant information systems. A major physical disaster or other calamity that causes significant damage to information systems could adversely affect our business. Additionally, loss of information systems for a sustained period of time could have a negative impact on our performance and ultimately on cash flow in the event we were unable to process borrower payments.

Transactions with affiliates and potential conflicts of interest of certain of our officers and directors, including one of our co-chief executive officers, pose risks to our shareholders.

     We have entered into certain contractual arrangements with entities controlled by Michael S. Dunlap, our Chairman and Co-Chief Executive Officer and a principal shareholder, and members of his family and, to a lesser extent, with entities in which other directors and members of management hold equity interests or board or management positions. Such arrangements constitute a significant portion of our business and include, among other things:

  performance of servicing duties;

  sales of student loans by such affiliates to us; and

  sales of student loan origination rights by such affiliates to us.

     These arrangements may present potential conflicts of interest.

     Many of these arrangements are with Union Bank and Trust Company, or Union Bank, in which Michael S. Dunlap owns an indirect interest and of which he serves as non-executive chairman. Union Bank is a significant source of student loans to us and a servicing customer of ours.

     In 2004 and 2003, approximately 9.5% and 10.4%, respectively, of the principal amount of our student loan channel acquisitions was acquired from Union Bank, a portion of which loans were originated by Union Bank and a portion of which were originated by third parties. We believe that the acquisitions were made on terms similar to those made from unrelated entities. We intend to maintain our relationship with Union Bank, which provides substantial benefits to us, although there can be no assurance that all transactions engaged in with Union Bank are, or in the future will be, on terms that are no less favorable than what could be obtained from an unrelated third party.

     Material problems affecting Union Bank could have a material adverse effect on us.

     Although we have taken over student loan marketing and origination functions from Union Bank, the ability of Union Bank to continue to do business with us will depend on the development of Union Bank’s own business, financial condition and results of operations, which will be affected by competitive and other factors beyond our control or knowledge. Because Union Bank is a privately held company, an investor in our securities might have little advance warning of problems affecting Union Bank, even though these problems could have a material adverse effect on us.

     Imposition of personal holding company tax would decrease our net income.

     A corporation is considered to be a “personal holding company” under the U.S. Internal Revenue Code of 1986, as amended, or the Code, if (1) at least 60% of its adjusted ordinary gross income is “personal holding company income” (generally, passive income) and (2) at any time during the last half of the taxable year more than half, by value, of its stock is owned by five or fewer individuals, as determined under attribution rules of the Code. If both of these tests are met, a personal holding company is subject to an additional tax on its undistributed personal holding company income, currently at a 15% rate. Five or fewer individuals hold more than half the value of our stock. In June 2003, we submitted a request for a private letter ruling from the Internal Revenue Service seeking a determination that our FFELP loans qualify as assets of a “lending or finance business,” as defined in the Code. Such a determination would have enabled us to establish that a company holding such loans does not constitute a personal holding company. Based on its historical practice of not issuing private letter rulings concerning matters that it considers to be primarily factual, the Internal Revenue Service has indicated that it will not issue the requested ruling, taking no position on the merits of the legal issue. So long as more than half of our value continues to be held by five or fewer individuals, if it were to be determined that some portion of our FFELP loans do not qualify as assets of a “lending or finance business,” as defined in the Code, we could become subject to personal holding company tax on our undistributed personal holding company income. We continue to believe that neither we nor any of our subsidiaries is a personal holding company. However, even we or one of our subsidiaries was determined to be a personal holding company, we believe that by utilizing intercompany distributions, we can eliminate or substantially eliminate our exposure to personal holding company taxes, although we cannot assure that this will be the case.

     “Do not call” registries limit our ability to market our products and services.

     Our direct marketing operations are or may become subject to various federal and state “do not call” laws and requirements. In January 2003, the Federal Trade Commission amended its rules to provide for a national “do not call” registry. Under these new federal regulations, which are currently being challenged in court, consumers may have their phone numbers added to the national “do not call” registry. Generally, we are prohibited from calling anyone on that registry. In September 2003, telemarketers first obtained access to the registry and since that time have been required to compare their call lists against the national “do not call” registry at least once every 90 days. We are also required to pay a fee to access the registry on a quarterly basis. Enforcement of the federal “do not call” provisions began in the fall of 2003, and the rule provides for fines of up to $11,000 per violation and other possible penalties. This and similar state laws may restrict our ability to effectively market our products and services to new customers. Furthermore, compliance with this rule may prove difficult, and we may incur penalties for improperly conducting our marketing activities.

Our inability to maintain our relationships with significant branding partners and/or customers could have an adverse impact on our business.

     Our inability to maintain strong relationships with significant schools, branding partners, servicing customers, guaranty agencies and software licensees could result in loss of:

  loan origination volume with borrowers attending certain schools;

  loan origination volume generated by some of our branding partners;

  loan and guarantee servicing volume generated by some of our loan servicing customers and guaranty agencies; and

  software licensing volume generated by some of our licensees.

     We cannot assure that our forward flow channel lenders or our branding partners will continue their relationships with us. Loss of a strong relationship, such as that with a significant branding partner or with schools from which a significant volume of student loans is directly or indirectly acquired, could result in an adverse effect on our business.

     The business of servicing Canadian student loans by EDULINX is limited to four servicing customers and the agreement with the largest of such customers, which accounts for a significant portion of EDULINX’s busi-

ness, is currently scheduled to expire in February 2006. EDULINX cannot guarantee that it will obtain a renewal of this largest servicing agreement or that it will maintain its other servicing agreements, and the termination of any such servicing agreements could result in an adverse effect on its business.

     We cannot predict with certainty the outcome of the SEC informal investigation.

     Following our disclosures related to recognition of 9.5% Floor income, Senator Edward M. Kennedy of Massachusetts, by letter to the Secretary of Education dated August 26, 2004, requested information as to whether the Department had approved of our receipt of the 9.5% Floor income and, if not, why the Department had not sought to recover claimed subsidies under the 9.5% Floor. By letter dated September 10, 2004, we furnished to the Department certain background information concerning the growth of the 9.5% Floor loans in our portfolio, which information had been requested by the Department. Senator Kennedy, in a letter to the SEC dated September 21, 2004, requested that the SEC investigate our activities related to the 9.5% Floor. More specifically, Senator Kennedy raised concerns about our disclosures in connection with our decision to recognize the previously deferred income and trading of our securities by our executives following such disclosures. On September 27, 2004, we voluntarily contacted the SEC to request a meeting with the SEC Staff. Our request was granted, and our representatives met with representatives of the SEC Staff on October 12, 2004. Our representatives offered to provide to the SEC information that the SEC Staff wished to have relating to the issues raised in Senator Kennedy’s letter. By letter dated October 14, 2004, the SEC Staff requested that, in connection with an informal investigation, we provide certain identified information. We have furnished to the SEC Staff the information it has requested and are fully cooperating with the SEC Staff in its informal investigation. We continue to believe that the concerns expressed to the SEC by Senator Kennedy are entirely unfounded, but it is not appropriate or feasible to determine or predict the ultimate outcome of the SEC’s informal investigation. Our costs related to the SEC’s informal investigation are being expensed as incurred. Additional costs, if any, associated with an adverse outcome or resolution of that matter, in a manner that is currently indeterminate and inherently unpredictable, could adversely affect our financial condition and results of operations. Although it is possible that an adverse outcome in certain circumstances could have a material adverse effect, based on information currently known by our management, in our opinion, the outcome of such pending informal investigation is not likely to have such an effect.

USE OF PROCEEDS

     Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The ratio of earnings to fixed charges for each of the years set forth below is as follows:

	Year Ended December 31,
	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges(1)(2)	1.92	1.23	1.32	1.06	1.03

____________
(1)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings from continuing operations before income taxes, minority interest and income or loss from equity investments, plus distributed income of equity investments and fixed charges. Fixed charges include interest expense on indebtedness and rental expense on operating leases representing that portion of rental expense deemed to be interest.

(2)	Because we had no preferred stock outstanding during any of the periods presented, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges for each of the years presented.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

     We may offer from time to time under this prospectus, separately or together:

  Class A common stock;

  preferred stock;

  unsecured senior or subordinated debt securities;

  warrants to purchase Class A common stock, preferred stock or debt securities;

  stock purchase contracts to purchase shares of Class A common stock; and

  stock purchase units, each consisting of (a) a Nelnet Class A common stock purchase contract, under which the holder or Nelnet, upon settlement, will purchase a fixed or varying number of shares of Nelnet Class A common stock, and (b) a beneficial interest in either Nelnet debt securities, Nelnet preferred stock or debt or equity obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Nelnet stock purchase units.

     Material U.S. federal income tax considerations pertaining to an investment in the securities offered will be described in the applicable prospectus supplement.

     References to “Nelnet,” “we,” “our” or “us” in “Description of Nelnet, Inc. Capital Stock,” “Description of Nelnet, Inc. Preferred Stock,” “Description of Nelnet, Inc. Debt Securities,” “Description of Nelnet, Inc. Warrants to Purchase Class A Common Stock or Preferred Stock,” “Description of Nelnet, Inc. Warrants to Purchase Debt Securities” and “Description of Nelnet, Inc. Stock Purchase Contracts and Stock Purchase Units” refer solely to Nelnet, Inc. and not its subsidiaries.

DESCRIPTION OF NELNET, INC. CAPITAL STOCK

     Our amended and restated articles of incorporation, which we refer to as our articles of incorporation, provide that we have the authority to issue 615,000,000 shares of common stock, par value $0.01 per share. The common stock is divided into two classes, consisting of 600,000,000 shares of Class A common stock and 15,000,000 shares of Class B common stock. As of December 31, 2004, 39,687,037 shares of Class A common stock and 13,983,454 shares of Class B common stock were issued and outstanding.

Voting Rights

     To the extent permitted by law, holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share on all matters submitted to a vote of shareholders. Except as otherwise required by law, Class A common stock and Class B common stock shall vote as a single class on all matters to be voted on by our shareholders, including, without limitation, any consolidation or merger of us into or with any other corporation or the sale or transfer by us of all or substantially all of our assets. With the approval of a majority of the shares of Class B common stock, voting separately as a class, we may lower the number of votes per share each share of Class B common stock shall be entitled to have.

Dividends

     Holders of common stock are entitled to receive ratably dividends payable in cash, in stock or otherwise if, as and when declared by the board of directors out of assets legally available therefor, subject to any preferential rights of any outstanding preferred stock.

Conversion

     Each share of Class B common stock shall automatically be converted into one share of Class A common stock, without any action by us or further action by the holder thereof, upon the transfer of such share, other than the following transfers:

to any other holder of Class B common stock or an affiliate of a holder of Class B common stock which holder is a natural person or a “business organization,” as defined in our articles of incorporation;

to a spouse, sibling, parent, grandparent or descendant, whether natural or adopted, of a holder of Class B common stock;

to a trust for the sole benefit of:

—	a holder of Class B common stock who is a natural person,

—	a spouse, sibling, parent, grandparent or descendent, whether natural or adopted, of a holder of Class B common stock, and/or

—	a charitable foundation or other organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;

by will to:

—	a spouse, sibling, parent, grandparent or descendent, whether natural or adopted, of a holder of Class B common stock,

—	a charitable foundation or other organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or

—	a trust as described above;

pursuant to the laws of descent and distribution to a spouse, sibling, parent, grandparent or descendant, whether natural or adopted, of a holder of Class B common stock;

to any charitable foundation or other organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; or

to us.

     Notwithstanding the foregoing, Class B common stock shall automatically convert into Class A common stock upon any transfer pursuant to a divorce or separation agreement or order.

     For purposes of this paragraph, “affiliate” means, with respect to any business organization, any natural person or business organization that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such business organization.

     Each share of Class B common stock shall, at the option of the holder thereof, be convertible into one share of Class A common stock at any time.

     In the event at any time the shares of Class B common stock outstanding constitute less than 50% of the Class B common stock outstanding on December 16, 2003, the date of our initial public offering of Class A common stock, each remaining share of Class B common stock outstanding shall automatically be converted into one share of Class A common stock.

Other Rights

     On liquidation, dissolution or winding up of Nelnet, after payment in full of the amounts required to be paid to the holders of any outstanding preferred stock, all holders of common stock are entitled to receive ratably any assets available for distribution to holders of common stock after the payment of all of our debts and other liabilities. No shares of common stock have preemptive rights to purchase additional shares of common stock. All the outstanding shares of common stock are, and any shares sold hereunder will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock will be subject to and may be adversely affected by the rights of holders of any preferred stock that may be issued in the future. All shares of Class A common stock and Class B common stock which are acquired by us shall become authorized but no longer outstanding, and may be reissued by us at any time.

DESCRIPTION OF NELNET, INC. PREFERRED STOCK

General

     The following summary of terms of our preferred stock is not complete. You should refer to the provisions of our articles of incorporation and by-laws and the terms of each class or series of the preferred stock, which will be filed with the SEC at or prior to the time of issuance of such class or series of preferred stock and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preferred stock; provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

     Our articles of incorporation also provide that we have authority to issue 50,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors may fix the relative rights and preferences of each series of preferred stock in a resolution of the board of directors.

     Issuances of shares of preferred stock are subject to the applicable rules of the New York Stock Exchange or other organizations on whose systems our preferred stock may then be quoted or listed. Depending upon the terms of the preferred stock established by our board of directors, any or all series of preferred stock could have preferences over the common stock with respect to dividends and other distributions and upon our liquidation. Issuance of any such shares with voting powers, or issuance of additional shares of common stock, would dilute the voting power of the outstanding common shares.

Terms

     The terms of each series of preferred stock will be described in any prospectus supplement related to such series of preferred stock.

     The board of directors in approving the issuance of a series of preferred stock has authority to determine, and the applicable prospectus supplement may set forth with respect to such series, the following terms, among others:

  the number of shares constituting that series and the distinctive designation of that series;

  the dividend rate on the shares of that series, if any, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

  the voting rights for shares of the series, if any, in addition to the voting rights provided by law, and the terms of such voting rights;

  the conversion or exchange privileges for shares of the series, if any, including, without limitation, conversion into shares of common stock, and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in such events as the board will determine;

  whether or not the shares of that series will be redeemable and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they will be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

  any sinking fund for the redemption or purchase of shares of that series and the terms and amount of such sinking fund;

  the rights of the shares of that series to the benefit of conditions and restrictions upon the creation of our indebtedness or that of any of our subsidiaries, upon the issue of any additional shares, including additional shares of such series or any other series, and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by us or any of our subsidiaries of, any of our outstanding shares;

  the rights of the shares of that series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and

  any other relevant participating, optional or other special rights, qualifications, limitations or restrictions of that series.
Non-U.S. Currency

     If the purchase price of any shares of capital stock is payable in a currency other than U.S. dollars, the specific terms with respect to such capital stock and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF NELNET, INC. DEBT SECURITIES

General

     We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and a trustee qualified under the Trust Indenture Act. The forms of such indentures have been filed as exhibits to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an indenture and collectively as the indentures. Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited, and each indenture will set forth the specific terms of any series of debt securities or provide that such terms will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

     The statements made below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities; provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

Terms

     The debt securities will be our unsecured obligations.

     The senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.

     The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined in the section called “—Ranking of Debt Securities” below.

     The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

(1)	any limit upon the aggregate principal amount of such debt securities which may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon certain registrations of transfer of, or in exchange for, or in lieu of, other such debt securities);

(2)	the issue price, expressed as a percentage of the aggregate principal amount;

(3)	the date or dates on which the principal of such debt securities is payable;

(4)	the rate or rates at which such debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on the interest payment date;

(5)	our obligation, if any, to redeem or purchase such debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(6)	the period or periods within which, the price or prices or ratios at which and the terms and conditions upon which such debt securities may be redeemed, converted or exchanged, in whole or in part;

(7)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such debt securities shall be issuable;

(8)	if other than the full principal amount, the portion of the principal amount of such debt securities which will be payable upon declaration of acceleration or provable in bankruptcy;

(9)	any events of default not set forth in the indenture;

(10)	the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

(11)	if the principal of (and premium, if any) or interest, if any, on such debt securities is to be payable, at our election or the election of any holder thereof, in a coin or currency other than that in which debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

(12)	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

(13)	if such debt securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of such debt securities as outstanding securities under the indenture;

(14)	if the amount of payments of principal of (and premium, if any), or portions thereof, or interest, if any, on such debt securities may be determined with reference to an index, formula or other method based on a coin or currency other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

(15)	any additional restrictive covenants or other material terms relating to such debt securities, which covenants and terms shall not be inconsistent with the provisions of the indenture;

(16)	whether such debt securities shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other certificated debt securities and the depositary for such global security or securities;

(17)	any listing of such debt securities on any securities exchange;

(18)	additional or alternative provisions, if any, related to defeasance or discharge of such debt securities;

(19)	the applicability of any guarantees;

(20)	if convertible into shares of our common stock or preferred stock, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such shares of our common stock or preferred stock for purposes of conversion;

(21)	provisions, if any, granting special rights to the holders of such debt securities upon the occurrence of such events as may be specified;

(22)	each initial place of payment; and

(23)	any other terms of such debt securities, which terms shall not be inconsistent with the provisions of the indenture.

     The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

     If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof.

     Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protections against transactions involving us, including a highly leveraged transaction involving us or a change of control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

     We will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of debt securities.

     The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payments may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

     Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

  will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee’s corporate trust office or at the office of any registrar designated by us for such purpose; and

  may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

     No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Certain Covenants

     The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

     Senior debt securities will include the provision described below.

Restriction on Liens on Capital Stock of National Education Loan Network, Inc.

     In the indenture relating to senior debt, we agree we will not create or guarantee any debt for borrowed money that is secured by a lien on the capital stock of our wholly owned subsidiary, National Education Loan Network, Inc., unless we also secure the senior debt securities on an equal or priority basis with the other secured debt. This agreement, however, is subject to an important exception; we may grant liens on that stock without securing the senior debt securities if our board of directors determines that the liens do not materially detract from or interfere with the fair market value or control of that stock.

     Except as noted above, neither indenture restricts our ability to put liens on our interests in our subsidiaries, and they do not restrict our ability to sell or otherwise dispose of our interests in any of our subsidiaries, including National Education Loan Network, Inc., or our ability to borrow at the subsidiary level, either on a secured or unsecured basis.

     Senior debt securities and the subordinated debt securities will include the provisions described below.

Merger, Consolidation or Sale of Assets

     We may not (1) consolidate with or merge into any other person or convey, transfer, sell or lease all or substantially all of our properties and assets as an entirety to any other person or (2) permit any person (other than a subsidiary) to consolidate with or merge into us unless:

  if we are not the surviving person, the surviving person is organized and existing under the laws of a domestic jurisdiction and assumes the payment of the principal of, premium, if any, and interest on the debt securities and the performance of our other covenants under the applicable indenture;

  immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing; and

  we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent to such transaction have been complied with.
Payment of Principal, Premium and Interest

     We will duly and punctually pay the principal of and premium, if any, and interest on the debt securities in accordance with the terms of such debt securities.

Maintenance of Office or Agency

     We will maintain an office or agency where the debt securities may be presented or surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities may be made.

Money for Securities; Payments to Be Held in Trust

     If we will at any time act as our own paying agent with respect to any debt securities, we will, on or before each due date of the principal of and premium, if any, or interest on any of the debt securities, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal and premium, if any, or interest so becoming due until such sums will be paid to such persons or otherwise disposed of as provided in the indentures and will promptly notify the trustee of our action or failure so to act.

Corporate Existence

     Except as permitted under “—Merger, Consolidation or Sale of Assets” above, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (charter and statutory) and franchises; provided that we will not be required to preserve any such right or franchise if our board of directors or senior management determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders.

Maintenance of Properties

     We will use our reasonable efforts to cause all material properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order (subject to wear and tear) and supplied with all necessary material equipment and will use our reasonable efforts to cause to be made all necessary material repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing will prevent us from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in our judgment, desirable in the conduct of our business and not disadvantageous in any material respect to the holders.

Statement by Officers as to Default

     We will deliver to the trustee, within 120 days after the end of each of our fiscal years, a certificate of our principal executive officer, principal financial officer or principal accounting officer stating whether or not to the best knowledge of the signer thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and if we are in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Waiver of Certain Covenants

     In respect of any series of debt securities, we may omit in any particular instance to comply with any term, provision or condition of the foregoing covenants if before or after the time for such compliance the holders of at least a majority in principal amount of the outstanding debt securities of such series will, by act of such holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, our obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

Ranking of Debt Securities

General

     We currently conduct our asset management operations through certain of our subsidiaries and these subsidiaries generate a significant portion of our operating income and cash flow. As a result, distributions and advances from our subsidiaries will be a principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating and regulatory requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations. Holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

Senior Debt Securities

     The senior debt securities will be our unsecured unsubordinated obligations and will:

  rank equal in right of payment with all our other unsecured and unsubordinated indebtedness;

  be effectively subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

  be effectively subordinated to all of our subsidiaries’ indebtedness.

     As of December 31, 2004, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $14.3 billion, substantially all of which was secured and substantially all of which represented obligations of our subsidiaries.

     Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there will be no limitations in any senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred by any of our subsidiaries.

Subordinated Debt Securities

     The subordinated debt securities will be our unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness. Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due will be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities (other than in permitted junior securities), or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

     If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character will be made by or on behalf of us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities (other than in permitted junior securities) or to acquire any of the subordinated debt securities for cash, property or otherwise.

     As of December 31, 2004, the aggregate amount of our consolidated indebtedness for money borrowed was approximately $14.3 billion, substantially all of which represents obligations of our subsidiaries and all of which would be senior in right of payment to the subordinated debt securities.

     If any other event of default occurs and is continuing with respect to any designated senior indebtedness, as such event of default is defined in the instrument creating or evidencing such designated senior indebtedness, permitting the holders of such designated senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of designated senior indebtedness gives written notice of the event of default to the trustee, or a default notice, then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of designated senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice, or the blockage period, neither we nor any other person on our behalf will:

(1)	make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities (other than in permitted junior securities); or

(2)	acquire any of the subordinated debt securities for cash, property or otherwise.

     Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the designated senior indebtedness will be, or be made, the basis for commencement of a second blockage period by the representative of such designated senior indebtedness whether or not within a period of 360 consecutive days unless such event of default will have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing will constitute a new event of default for this purpose).

     As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

     “Senior indebtedness,” unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, means, with respect to us,

(1)	the principal, including redemption payments, premium, if any, interest and other payment obligations in respect of (a) our indebtedness for money borrowed and (b) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party, including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued;

(2)	all of our capital lease obligations;

(3)	all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

(4)	all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(5)	all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(6)	all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or asset, whether or not such obligation is assumed by us; and

(7)	any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable indenture or thereafter incurred, except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument, which contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.

     Such senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.

“Permitted junior securities” means:

(1)	our capital stock; or

(2)	debt securities issued pursuant to a confirmed plan of reorganization that are subordinated in right of payment to all senior indebtedness and any debt securities issued in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than, the subordinated debt securities are subordinated to the senior indebtedness under the indenture governing the subordinated debt securities.

     “Designated senior indebtedness” means any senior indebtedness which we are permitted to incur under any subordinated debt securities indenture, the principal amount of which is at least $20.0 million or more at the time we designate such senior indebtedness as designated senior indebtedness in a writing delivered to the trustee.

Discharge and Defeasance

     Under the terms of the indentures, we will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture, except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust, if, among other things:

  either all such debt securities previously authenticated and delivered have been delivered to the trustee for cancellation or all such debt securities not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee; and

  we deposit with the applicable trustee, in trust, moneys or U.S. government obligations in an amount sufficient to pay all the principal of, and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities.

     In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (“defeasance”) or (2) to be released from our obligations with respect to such debt securities under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”):

I. by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by it under such debt securities and the indenture with respect to such series; or

II. after giving notice to the trustee of our intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent.

     A. money in U.S. Dollars (or if the debt securities are denominated in a currency other than U.S. dollars, an amount of the applicable currency) in an amount sufficient, or

     B. (a) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any interest or principal money in an amount, or (b) a combination of such money and such U.S. Government Obligations, sufficient, in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge (i) the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest on the debt securities on the maturity date of such principal or installment of principal or interest or on the applicable date of redemption and (ii) any mandatory sinking fund payments applicable to the debt securities on the day on which such payments are due and payable in accordance with the terms of the indenture and the debt securities;

Such a trust may only be established if, among other things:

     I. the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which we are a party or by which we are bound;

     II. no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment; and

     III. we have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

     In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

     We, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby, voting as a single class; provided that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

(1)	change the stated maturity of the principal of (or premium, if any) or any installment of interest with respect to the debt securities;

(2)	reduce the principal amount of, or the rate of interest on, the debt securities;

(3)	change the currency of payment of principal of or interest on the debt securities;

(4)	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

(5)	reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

(6)	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default; or

(7)	in the case of any convertible debt securities, adversely affect the right to convert the debt securities into shares of common stock or preferred stock in accordance with the provisions of the applicable indenture.

     Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby, voting as a single class, may waive certain past defaults and may waive compliance by us with any provision of the indenture relating to such debt securities; provided that:

(1)	without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of (or premium, if any) or interest on any debt security or in respect of a covenant or provision of the indenture that expressly states that it cannot be modified or amended without the consent of each holder affected; and

(2)	only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

     We, when authorized by a board resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstances, including:

  to cure any ambiguity, omission, defect or inconsistency;

  to make any modifications or amendments that do not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of holders of such debt securities in any material respect;

  to provide for the assumption of our obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

  to provide any security for or guarantees of such debt securities;

  to add events of default with respect to such debt securities;

  to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers we have under the applicable indenture;

  to make any change necessary to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act of 1939; provided that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of such debt securities in any material respect;

  to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

  to add to or change any of the provisions of the applicable indenture to such extent as will be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

  to change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination will become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as will be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.
Events of Default and Notice Thereof

     The following are events that we anticipate will constitute “events of default” with respect to any series of debt securities issued thereunder:

(1)	default in the payment of any interest upon any debt securities of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)	default in the payment of the principal of (or premium, if any, on) any debt securities of that series when due; or

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series; or

(4)	default in the performance, or breach, by us of any material covenant or warranty in the indenture (other than a covenant or warranty added to the indenture solely for the benefit of another series of debt securities) for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default under the indenture; or

(5)	certain events of bankruptcy, insolvency or reorganization.

     Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

     The trustee under such indenture will, within 60 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities, and provided, further, that in the case of any default of the character specified in clause (2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We will certify to the trustee quarterly as to whether any default exists.

     If an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities will occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

     In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding will be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

     Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

     No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series will have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

Conversion and Exchange Rights

     The terms and conditions, if any, upon which the debt securities of any series will be convertible into common stock or preferred stock or upon which the senior debt securities of any series will be exchangeable into another series of debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price, or manner of calculation thereof, the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities. The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

The Trustee

     Subject to the terms of the applicable indenture, the trustee for each series of debt securities will be named in the prospectus supplement relating to each issuance of debt securities. Each indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

     Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

     In case an event of default will occur, and will not be cured, under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee will exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they will have offered to the trustee security and indemnity satisfactory to it.

Governing Law

     The indentures and the debt securities will be governed by the laws of the State of New York.

Global Securities; Book-Entry System

     We may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository identified in the prospectus supplement relating to such series. Global securities represent in the aggregate the total principal or face amount of the securities and once on deposit with a depository, allow trading of the securities through the depository’s book-entry system as further described below. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any nominee of such depository to a successor depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

     Upon the issuance of a global security, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depository, which we refer to as participants. Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

     We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

     So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. None of us, the trustee, any pay-

ing agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

     Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

     If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event we will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

     All moneys paid by us to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

Non-U.S. Currency

     If the purchase price of any debt securities is payable in a currency other than U.S. dollars, the specific terms with respect to such debt securities and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF NELNET, INC. WARRANTS TO PURCHASE
CLASS A COMMON STOCK OR PREFERRED STOCK

General

     We may issue warrants to purchase Class A common stock or preferred stock independently or together with any securities offered by any prospectus supplement and such Class A common stock warrants or preferred stock warrants may be attached to or separate from such securities. Each series of stock warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates representing the stock warrants and will not assume any obligation or relationship of agency or trust for or with any holders of stock warrant certificates or beneficial owners of stock warrants.

     The following summaries of certain provisions of the warrant agreement and stock warrant certificate are not complete. You should look at the warrant agreement relating to, and the applicable stock warrant certificate representing, the applicable series of common stock warrants or preferred stock warrants.

     The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series; provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. Warrants for the purchase of shares of common stock or shares of preferred stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

Terms

     An applicable prospectus supplement will set forth and describe other specific terms regarding each series of common stock warrants or preferred stock warrants offered hereby, including:

(1)	the offering price;

(2)	the number of shares of Class A common stock or preferred stock purchasable upon exercise of each such Class A common stock warrant or preferred stock warrant and the price at which such number of shares of Class A common stock or preferred stock may be purchased upon such exercise;

(3)	the date on which the right to exercise such stock warrants will commence and the date on which such right will expire; and

(4)	any other terms of such stock warrants.

Exercise of Stock Warrants

     Each stock warrant will entitle the holder thereof to purchase shares of Class A common stock or shares of preferred stock, as the case may be, at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the offered stock warrants. After the close of business on the expiration date of each stock warrant or such later date to which such expiration date may be extended by us, unexercised stock warrants will become void.

     Stock warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase shares of Class A common stock or shares of preferred stock purchasable upon such exercise, together with certain information set forth on the reverse side of the stock warrant certificate. Upon receipt of such payment and the stock warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the shares of Class A common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the stock warrants represented by such certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

Amendments and Supplements to Warrant Agreement

     The warrant agreement for a series of stock warrants may be amended or supplemented without the consent of the holders of the stock warrants issued thereunder to effect changes that are not inconsistent with the provisions of the stock warrants and that do not adversely affect the interests of the holders of the stock warrants.

Anti-dilution and Other Provisions

     Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of Class A common stock or shares of preferred stock covered by, each stock warrant is subject to adjustment in certain events, including:

(1)	the issuance of shares of Class A common stock or shares of preferred stock as a dividend or distribution on the common stock or preferred stock;

(2)	certain subdivisions and combinations of the Class A common stock or preferred stock;

(3)	the issuance to all holders of Class A common stock or preferred stock of certain rights or warrants entitling them to subscribe for or purchase Class A common stock or preferred stock, at less than the current market value, as defined in the applicable stock warrant agreement for such series of stock warrants; and

(4)	the distribution to all holders of Class A common stock or preferred stock of certain evidences of our indebtedness or assets, other than certain cash dividends and distributions described below.

     No adjustment in the exercise price of, and the number of shares covered by, the stock warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect; provided that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment not so made will be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of shares of Class A common stock or shares of preferred stock covered by, a stock warrant will not be adjusted for the issuance of Class A common stock or preferred stock or any securities convertible into or exchangeable for Class A common stock or preferred stock, or securities carrying the right to purchase any of the foregoing.

     In the case of:

(1)	a reclassification or change of the Class A common stock or preferred stock;

(2)	certain consolidation or merger events involving us; or

(3)	a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety,

in each case as a result of which holders of our Class A common stock or preferred stock will be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such shares, the holders of the stock warrants then outstanding will be entitled thereafter to convert such stock warrants into the kind and amount of Class A common stock, preferred stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such stock warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

Non-U.S. Currency

     If the purchase price of any warrants to purchase Class A common stock or preferred stock is payable in a currency other than U.S. dollars, the specific terms with respect to such warrants to purchase Class A common stock or preferred stock and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF NELNET, INC. WARRANTS TO PURCHASE DEBT SECURITIES

General

     We may issue debt warrants independently or together with any securities offered by any prospectus supplement and such debt warrants may be attached to or separate from such securities. Each series of debt warrants will be issued under a separate debt warrant agreement to be entered into between us and a debt warrant agent, all as set forth in the applicable prospectus supplement. The debt warrant agent will act solely as our agent in connection with the certificates representing the debt warrants and will not assume any obligation or relationship of agency or trust for or with any holders of debt warrant certificates or beneficial owners of debt warrants.

     The following summaries of certain provisions of the debt warrant agreement and debt warrant certificate are not complete. You should look at the debt warrant agreement relating to, and the debt warrant certificate representing, a series of debt warrants.

     The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series; provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. Debt warrants for the purchase of shares of common stock or shares of preferred stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

Terms

     An applicable prospectus supplement will set forth and describe other specific terms regarding each series of debt warrants offered hereby, including:

(1)	the offering price;

(2)	the designation, aggregate principal amount and the terms of the debt securities purchasable upon exercise of the debt warrants;

(3)	the date on which the right to exercise such debt warrants will commence and the date on which such right will expire; and

(4)	any other terms of such debt warrants.

     Warrant holders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

Exercise of Debt Warrants

     Debt warrants may be exercised by delivering to the debt warrant agent payment as provided in the applicable prospectus supplement, together with certain information set forth on the reverse side of the debt warrant certificate. Upon receipt of such payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities purchasable upon such exercise. If fewer than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Amendments and Supplements to Warrant Agreement

     The debt warrant agreement for a series of debt warrants may be amended or supplemented without the consent of the holders of the debt warrants issued thereunder to effect changes that are not inconsistent with the provisions of the debt warrants and that do not adversely affect the interests of the holders of the debt warrants.

Non-U.S. Currency

     If the purchase price of any warrants to purchase debt securities is payable in a currency other than U.S. dollars, the specific terms with respect to such warrants to purchase debt securities and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF NELNET, INC.
STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, representing contracts obligating holders to purchase from Nelnet and obligating us to sell to the holders, or holders to sell to us and us to purchase from the holders, a fixed or varying number of shares of Class A common stock at a future date or dates. The price per share of Class A common stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such stock purchase contract upon the occurrence of certain events. The stock purchase contracts may be entered into separately or as a part of stock purchase units consisting of one or more stock purchase contracts and any one or more of:

(1)	our debt securities;

(2)	our preferred stock; or

(3)	debt or equity obligations of third parties, including U.S. Treasury securities.

     The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or pre-funded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. Any one or more of the above securities, shares of common stock or the stock purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the Class A common stock under the stock purchase contracts. The stock purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent, as substitute collateral, treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of shares of common stock deliverable by such holders under common stock purchase contracts requiring the holders to sell such shares of Class A common stock to us.

     The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts and stock purchase units, as the case may be:

  whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our shares of Class A common stock and the nature and amount of the shares of Class A common stock, or the method of determining those amounts;

  whether the stock purchase contracts are to be prepaid or not;

  whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our shares of our Class A common stock;

  any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

  the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  whether the stock purchase contracts and/or stock purchase units will be issued fully registered or global form.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

Non-U.S. Currency

     If the purchase price of any stock purchase contract is payable in a currency other than U.S. dollars, the specific terms with respect to such stock purchase contract and such foreign currency will be specified in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

     We may sell our Class A common stock, preferred stock, debt securities, warrants to purchase Class A common stock, preferred stock or debt securities, stock purchase contracts and stock purchase units through underwriters, agents, dealers, or directly without the use of any underwriter, agent or dealer to one or more purchasers. We may distribute these securities from time to time in one or more transactions, including, but not limited to, block transactions, privately negotiated transactions, transactions on the New York Stock Exchange or any other organized market where the securities may be traded, through the writing of options on securities, short sales or any combination of these methods. The securities may be sold at a fixed price or prices, at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. Any such price may be changed from time to time.

     In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

     The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

  the identity of any underwriters, dealers or agents who purchase securities, as required;

  the amount of securities sold, the public offering price and consideration paid, and the proceeds we will receive from that sale;

  whether or not the securities will trade on the New York Stock Exchange or on any other organized market;

  the amount of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

  any other material terms of the distribution of securities.

     We may offer the securities to the public through one or more underwriting syndicates represented by one or more managing underwriters, or through one or more underwriters without a syndicate. If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer and will name the underwriters and describe the terms of the transaction in the prospectus supplement. The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them, or their donees, pledgees, or transferees, from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Subject to the conditions specified in the underwriting agreement, underwriters will be obligated to purchase all of these securities if they are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless stated otherwise in the prospectus supplement.

     We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

     Underwriters may sell these securities to or through dealers. Alternatively, we may sell the securities in this offering to one or more dealers, who would act as a principal or principals. Dealers may resell such securities to the public at varying prices to be determined by the dealers at the time of the resale.

     We may also sell the securities offered with this prospectus through other agents designated by them from time to time. We will identify any agent involved in the offer and sale of these securities who may be deemed to be an underwriter under the federal securities laws, and describe any commissions or discounts payable by us to these agents, in the prospectus supplement. Any such agents will be obligated to purchase all of these securities if any are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless stated otherwise in the prospectus supplement.

     In connection with the sale of securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. These discounts, concessions or commissions may be changed from time to time. Underwriters, dealers and/or agents may engage in transactions with us, or perform services for us, in the ordinary course of business, and may receive compensation in connection with those arrangements. In the event any underwriter, dealer or agent who is a member of the NASD participates in a public offering of these securities, the maximum commission or discount to be received by any such NASD member or independent broker-dealer will not be greater than 8% of the offering proceeds from securities offered with this prospectus.

     Underwriters, dealers, agents or purchasers that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act. Broker-dealers or other persons acting on behalf of parties that participate in the distribution of securities may also be deemed underwriters. Any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

     We may provide underwriters, agents, dealers or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, agents, dealers or purchasers may make with respect to such liabilities.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC under the Securities Act a combined registration statement on Form S-3 relating to the offered securities.

     We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about us. You can inspect and copy these materials at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC’s Internet address is http://www.sec.gov. You can also inspect these materials at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information by referring you to another document filed separately with the SEC. This prospectus incorporates by reference the documents listed below which have been filed by us with the SEC and any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

  annual report on Form 10-K for the year ended December 31, 2004;

  current report on Form 8-K dated March 31, 2005; and

  the description of the shares of Class A common stock contained in our registration statement on Form 8-A filed on December 8, 2003 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     We are also incorporating by reference the information contained in all other documents that we file with the SEC between the date of the initial filing of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the time that all of the securities registered under the registration statement are sold. The information contained in any of these documents will be considered part of this prospectus from the date these documents are filed.

     If you would like to receive a copy of any document incorporated by reference into this prospectus (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this prospectus) or our constitutional documents, you should call or write to us at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508 (telephone (402) 458-2370). We will provide these documents, without charge, by first class mail.

     We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this document, unless the information specifically indicates that another date applies.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings for up to an aggregate initial offering price of $750,000,000. This prospectus provides you with a general description of the securities that we may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement. Each time we sell securities, we will file a prospectus supplement with the SEC that will contain specific information about the terms of that offering. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

     In this prospectus and in the accompanying prospectus supplement, except as specified otherwise or unless the context requires otherwise, “we,” “us,” “our,” the “Company” and “Nelnet” refer to Nelnet, Inc. and its subsidiaries.

LEGAL MATTERS

     Certain legal matters with respect to the Class A common stock and the preferred stock will be passed upon by Perry, Guthery, Haase & Gessford, P.C., L.L.O., Lincoln, Nebraska. Certain legal matters with respect to the unsecured debt securities, warrants to purchase Class A common stock, preferred stock or debt securities and stock purchase contracts and stock purchase units will be passed upon for us by Cahill Gordon & Reindel LLP New York, New York. Attorneys employed by, and an Of Counsel to, Perry, Guthery, Haase & Gessford, P.C., L.L.O. owned an aggregate of 184,376.9 shares of Class A common stock of Nelnet as of April 1, 2005.

EXPERTS

     The consolidated financial statements of Nelnet, Inc. and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.